Exhibit 10.11

LEASE

BETWEEN

THE IRVINE COMPANY LLC

AND

SERVICE-NOW.COM

LEASE

THIS LEASE is made as of the 14th day of February, 2012, by and between THE IRVINE COMPANY LLC, a Delaware limited liability company, hereafter called “Landlord,” and SERVICE-NOW.COM, a California corporation, hereafter called “Tenant.”

ARTICLE 1. BASIC LEASE PROVISIONS

Each reference in this Lease to the “Basic Lease Provisions” shall mean and refer to the following collective terms, the application of which shall be governed by the provisions in the remaining Articles of this Lease.

1. Tenant’s Trade Name:	N/A

2. Premises:	Suite Nos. 100, 200, 300
Address of Building:	4810 Eastgate Mall, San Diego, CA 92121
Project Description:	Bridge Point

(The Premises are more particularly described in Section 2.1).

3.	Use of Premises: General office, training and software development and for no other use.

4.	Estimated Commencement Date: July 1, 2012

5.	Lease Term: 96 months, plus such additional days as may be required to cause this Lease to expire on the final day of the calendar month.

6.	Basic Rent:

Months of Term or Period	Monthly Rate Per Rentable Square Foot	Monthly Basic Rent (rounded to the nearest dollar)
1 to 12	$1.35	$127,633.00
13 to 24	$1.41	$133,306.00
25 to 36	$1.47	$138,978.00
37 to 48	$1.54	$145,596.00
49 to 60	$1.61	$152,214.00
61 to 72	$1.68	$158,832.00
73 to 84	$1.76	$166,396.00
85 to 96	$1.84	$173,959.00

Notwithstanding the above schedule of Basic Rent to the contrary, as long as Tenant is not in Default (as defined in Section 14.1) under this Lease, Tenant shall be entitled to an abatement of 5 full calendar months of Basic Rent in the aggregate amount of $638,165.00 (i.e. $127,633.00 per month) (the “Abated Basic Rent”) for the 2nd through 6th full calendar months of the Term (the “Abatement Period”). Only Basic Rent shall be abated during the Abatement Period and all other additional rent and other costs and charges specified in this Lease shall remain as due and payable pursuant to the provisions of this Lease.

7.	Expense Recovery Period: Every twelve month period during the Term (or portion thereof during the first and last Lease years) ending June 30.

8.	Floor Area of Premises: approximately 94,543 rentable square feet

Floor Area of Building: approximately 94,543 rentable square feet

9.	Letter of Credit: $191,355.00

10.	Broker(s): Irvine Realty Company (“Landlord’s Broker”) and Colliers International/San Diego - La Jolla Village Dr and Colliers International/Pleasanton (“Tenant’s Broker”)

11.	Parking: 407 parking spaces in accordance with the provisions set forth in Exhibit F to this Lease.

12.	Address for Payments and Notices:

LANDLORD	TENANT

Payment Address:

THE IRVINE COMPANY LLC

Department #9907

Los Angeles, CA 90084-9907

Notice Address:

THE IRVINE COMPANY LLC

550 Newport Center Drive

Newport Beach, CA 92660

Attn: Senior Vice President, Property Operations

Irvine Office Properties

with a copy of notices to:

The Irvine Company LLC

9191 Towne Center Drive, Suite 170

San Diego, CA, 92122

Attn: Property Manager

Prior to Commencement Date:

SERVICE-NOW.COM

12225 El Camino Real, Suite 100

San Diego, CA 92130

Attn: CFO

After Commencement Date:

SERVICE-NOW.COM

4810 Eastgate Mall

San Diego, CA 92121

Attn: CFO

In either event, with a copy to:

SERVICE-NOW.COM

181 Metro Drive, Suite 280

San Jose, CA 95110

Attn: CFO

LIST OF LEASE EXHIBITS (All exhibits, riders and addenda attached to this Lease are hereby incorporated into and made a part of this Lease):

Exhibit A	Description of Premises
Exhibit A-1	First Right Space
Exhibit B	Operating Expenses
Exhibit C	Utilities and Services
Exhibit D	Tenant’s Insurance
Exhibit E	Rules and Regulations
Exhibit F	Parking
Exhibit G	Additional Provisions
Exhibit G-1	Alpha Mechanical, Inc. Letter
Exhibit H	Irrevocable Standby Letter of Credit
Exhibit X	Work Letter
Exhibit Y	Project Description
Exhibit Z	Tenant Identification Signage Criteria

ARTICLE 2. PREMISES

2.1. LEASED PREMISES. Landlord leases to Tenant and Tenant leases from Landlord the Premises shown in Exhibit A (the “Premises”), containing approximately the floor area set forth in Item 8 of the Basic Lease Provisions (the “Floor Area”). The Premises are located in the building identified in Item 2 of the Basic Lease Provisions (the “Building”), which is a portion of the project described in Item 2 (the “Project”). Landlord and Tenant stipulate and agree that the Floor Area of Premises set forth in Item 8 of the Basic Lease Provisions is correct.

2.2. ACCEPTANCE OF PREMISES. Tenant acknowledges that neither Landlord nor any representative of Landlord has made any representation or warranty with respect to the Premises, the Building or the Project or the suitability or fitness of either for any purpose, except as set forth in this Lease. Tenant acknowledges that the flooring materials which may be installed within portions of the Premises located on the ground floor of the Building may be limited by the moisture content of the Building slab and underlying soils. The taking of possession or use of the Premises by Tenant for any purpose other than construction shall conclusively establish that the Premises and the Building were in satisfactory condition and in conformity with the provisions of this Lease in all respects, except for those matters which Tenant shall have brought to Landlord’s attention on a written punch list. The punch list shall be limited to any items required to be accomplished by Landlord under the Work Letter (if any) attached as Exhibit X, and shall be delivered to Landlord within 30 days after the Commencement Date (as defined herein). Nothing contained in this Section 2.2 shall affect the commencement of the Term or the obligation of Tenant to pay rent. Landlord shall diligently complete all punch list items of which it is notified as provided above.

ARTICLE 3. TERM

3.1. GENERAL. The term of this Lease (“Term”) shall be for the period shown in Item 5 of the Basic Lease Provisions. The Term shall commence (“Commencement Date”) on the earlier of (a) the date the Premises are deemed “ready for occupancy” (as hereinafter defined) and possession thereof is delivered to Tenant, or (b) the date Tenant commences its business activities within the Premises. Promptly following request by Landlord, the parties shall memorialize on a form provided by Landlord (the “Commencement Memorandum”) the actual Commencement Date and the expiration date (“Expiration Date”) of this Lease; should Tenant fail to execute and return the Commencement Memorandum to Landlord within 10 business days (or provide specific written objections thereto within that period), then Landlord’s determination of the Commencement and Expiration Dates as set forth in the Commencement Memorandum shall be conclusive. The Premises shall be deemed “ready for occupancy” when Landlord, to the extent applicable, has substantially completed all the work required to be completed by Landlord pursuant to the Work Letter (if any) attached to this Lease but for minor punch list matters, and has obtained the requisite governmental approvals for Tenant’s occupancy in connection with such work.

3.2. DELAY IN POSSESSION. If Landlord, for any reason whatsoever, cannot deliver possession of the Premises to Tenant on or before the Estimated Commencement Date set forth in Item 4 of the Basic Lease Provisions, this Lease shall not be void or voidable nor shall Landlord be liable to Tenant for any resulting loss or damage. However, Tenant shall not be liable for any rent until the Commencement Date occurs as provided in Section 3.1 above, except that if Landlord’s failure to substantially complete all work required of Landlord pursuant to Section 3.1(i) above is attributable to any action or inaction by Tenant (including without limitation any Tenant Delay described in the Work Letter, if any, attached to this Lease), then the Premises shall be deemed ready for occupancy, and Landlord shall be entitled to full performance by Tenant (including the payment of rent), as of the date Landlord would have been able to substantially complete such work and deliver the Premises to Tenant but for Tenant’s delay(s).

ARTICLE 4. RENT AND OPERATING EXPENSES

4.1. BASIC RENT. From and after the Commencement Date, Tenant shall pay to Landlord without deduction or offset a Basic Rent for the Premises in the total amount shown (including subsequent adjustments, if any) in Item 6 of the Basic Lease Provisions (the “Basic Rent”). If the Commencement Date is other than the first day of a calendar month, any rental adjustment shown in Item 6 shall be deemed to occur on the first day of the next calendar month following the specified monthly anniversary of the Commencement Date. The Basic Rent shall be due and payable in advance commencing on the Commencement Date and continuing thereafter on the first day of each successive calendar month of the Term, as prorated for any partial month. No demand, notice or invoice shall be required. An installment in the amount of 1 full month’s Basic Rent at the initial rate specified in Item 6 of the Basic Lease Provisions shall be delivered to Landlord concurrently with Tenant’s execution of this Lease and shall be applied against the Basic Rent first due hereunder; the next installment of Basic Rent shall be due on the first day of the seventh calendar month of the Term, which installment shall, if applicable, be appropriately prorated to reflect the amount prepaid for that calendar month.

4.2. OPERATING EXPENSES. Tenant shall pay Tenant’s Share of Operating Expenses in accordance with Exhibit B of this Lease.

4.3. LETTER OF CREDIT. Tenant shall deliver to Landlord, concurrently with Tenant’s execution of this Lease, a letter of credit in the amount stated in Item 9 of the Basic Lease Provisions, which letter of credit shall be in form and with the substance of Exhibit H attached hereto. The letter of credit shall be issued by a financial institution acceptable to Landlord with a branch in San Diego County, California, at which draws on the letter of credit will be accepted. The letter of credit shall provide for automatic yearly renewals throughout the Term of this Lease and shall have an outside expiration date (if any) that is not earlier than thirty (30) days after the expiration of the Lease Term. In the event the letter of credit is not continuously renewed through the period set forth above, or upon any breach under this Lease by Tenant, including specifically Tenant’s failure to pay Rent or to abide by its obligations under Sections 7.1 and 15.2 below, Landlord shall be entitled to draw upon said letter of credit by the issuance of Landlord’s sole written demand to the issuing financial institution. Any such draw shall be without waiver of any rights Landlord may have under this Lease or at law or in equity as a result of any Default hereunder by Tenant.

ARTICLE 5. USES

5.1. USE. Tenant shall use the Premises only for the purposes stated in Item 3 of the Basic Lease Provisions and for no other use whatsoever. The uses prohibited under this Lease shall include, without limitation, use of the Premises or a portion thereof for (i) offices of any agency or bureau of the United States or any state or political subdivision thereof; (ii) offices or agencies of any foreign governmental or political subdivision thereof; or (iii) schools, temporary employment agencies or other training facilities which are not ancillary to corporate, executive or professional office use. Tenant shall not do or permit anything to be done in or about the Premises which will in any way interfere with the rights or quiet enjoyment of other occupants of the Building or the Project, or use or allow the Premises to be used for any unlawful purpose, nor shall Tenant permit any nuisance or commit any waste in the Premises or the Project. Tenant shall not perform any work or conduct any business whatsoever in the Project other than inside the Premises. Tenant shall comply at its expense with all present and future laws, ordinances and requirements of all governmental authorities that pertain to Tenant or its use of the Premises.

5.2. SIGNS. Landlord shall affix and maintain a sign (restricted solely to Tenant’s name as set forth herein or such other name as Landlord may consent to in writing, which consent shall not be unreasonably withheld) adjacent to the entry door of the Premises, together with a directory strip listing Tenant’s name as set forth herein in the lobby directory of the Building. Any subsequent changes to that initial signage shall be at Tenant’s sole expense. All signage shall conform to the criteria for signs established by Landlord and shall be ordered through Landlord. Except for the Exterior Signage described in Exhibit G of this Lease, Tenant shall not place or allow to be placed any other sign, decoration or advertising matter of any kind that is visible from the exterior of the Premises. Any violating sign or decoration may be immediately removed by Landlord at Tenant’s expense without notice and without the removal constituting a breach of this Lease or entitling Tenant to claim damages.

5.3 HAZARDOUS MATERIALS. Tenant shall not generate, handle, store or dispose of hazardous or toxic materials (as such materials may be identified in any federal, state or local law or regulation) in the Premises or Project without the prior written consent of Landlord; provided that the foregoing shall not be deemed to proscribe the use by Tenant of customary office supplies in normal quantities so long as such use comports with all applicable laws.

ARTICLE 6. LANDLORD SERVICES

6.1. UTILITIES AND SERVICES. Landlord and Tenant shall be responsible to furnish those utilities and services to the Premises to the extent provided in Exhibit C, subject to the conditions and payment obligations and standards set forth in this Lease. Landlord shall not be liable for any failure to furnish any services or utilities when the failure is the result of any accident or other cause beyond Landlord’s reasonable control, nor shall Landlord be liable for damages resulting from power surges or any breakdown in telecommunications facilities or services. Landlord’s temporary inability to furnish any services or utilities shall not entitle Tenant to any damages, relieve Tenant of the obligation to pay rent or constitute a constructive or other eviction of Tenant, except that Landlord shall diligently attempt to restore the service or utility promptly. Tenant shall comply with all rules and regulations which Landlord may reasonably establish for the provision of services and utilities, and shall cooperate with all reasonable conservation practices established by Landlord. Landlord shall at all reasonable times have free access to all electrical and mechanical installations of Landlord.

Notwithstanding anything to the contrary in this Lease, in the event that Tenant is prevented from using, and does not use, the Premises or any portion thereof as a result of (i) any repair, maintenance, alteration or other work performed by Landlord (including those required or permitted by Landlord hereunder), or which Landlord failed to perform, after the Commencement Date and required by this Lease, which substantially interferes with Tenant’s use of or ingress to or egress from the Building, the Building parking facility or the Premises, (ii) any failure to provide the services, utilities, or the use of or ingress to and egress from the Building, the Building parking facility or the Premises, required by this Lease, or (iii) the presence of hazardous or toxic materials (not brought onto the Premises or into the Building by Tenant, its employees, agents or contractors) in violation of applicable law which is required to be remediated, abated, mitigated and/or removed in accordance with applicable law (any such set of circumstances as set forth in items (i), (ii) or (iii) above, to be known as an “Abatement Event”), then Tenant shall give Landlord written notice of such Abatement Event, and, if such Abatement Event continues for five (5) consecutive business days, or ten (10) non-consecutive business days in any twelve (12) month period, after Landlord’s receipt of any such notice (the “Eligibility Period”), then, so long as the cause for the Abatement Event was within the reasonable control of Landlord, or Landlord is otherwise obligated under the terms of this Lease to provide such work or service, rent (including Monthly Installments of Basic Rent and Tenant’s Share of Operating Expenses) (“Rent”) shall be abated or reduced, as the case may be, after the expiration of the Eligibility Period, for such time that such Abatement Event continues (the “Abatement Period”), in the proportion that the rentable area of the portion of the Premises that Tenant is prevented from using, and does not use, bears to the total rentable area of the Premises; provided, however, that in the event that Tenant is prevented from using, and does not use, a portion of the Premises for a period of time in excess of the Eligibility Period and the remaining portion of the Premises is not sufficient to allow Tenant to effectively conduct its business therein, and if Tenant does not conduct its business from such remaining portion, then, so long as the cause for the Abatement Event was within the reasonable control of Landlord, for such time after the expiration of the Eligibility Period during which Tenant is so prevented from effectively conducting its business therein, the Rent for the entire Premises shall be abated for such time as Tenant continues to be so prevented from using, and does not use, the Premises. If, however, Tenant reoccupies any portion of the Premises during the Abatement Period, the Rent allocable to such reoccupied portion, based on the proportion that the rentable area of such reoccupied portion of the Premises bears to the total rentable area of the Premises, shall be payable by Tenant to Landlord from the date Tenant reoccupies such portion of the Premises. To the extent Tenant is entitled to abatement without regard to the Eligibility Period because of an event described in Sections 11 or 12 of this Lease, then the Eligibility Period shall not be applicable.

6.2. OPERATION AND MAINTENANCE OF COMMON AREAS. During the Term, Landlord shall operate all Common Areas within the Building and the Project. The term “Common Areas” shall mean all areas within the Building and other buildings in the Project which are not held for exclusive use by persons entitled to occupy space, including without limitation parking areas and structures, driveways, sidewalks, landscaped and planted areas, hallways and interior stairwells not located within the premises of any tenant, common electrical rooms, entrances and lobbies, elevators, and restrooms not located within the premises of any tenant.

6.3. USE OF COMMON AREAS. The occupancy by Tenant of the Premises shall include the use of the Common Areas in common with Landlord and with all others for whose convenience and use the Common Areas may be provided by Landlord, subject, however, to compliance with Rules and Regulations described in Article 17 below. Landlord shall at all times during the Term have exclusive control of the Common Areas, and may restrain or permit any use or occupancy, except as otherwise provided in this Lease or in Landlord’s rules and regulations. Tenant shall keep the Common Areas clear of any obstruction or unauthorized use related to Tenant’s operations. Landlord may temporarily close any portion of the Common Areas for repairs, remodeling and/or alterations, to prevent a public dedication or the accrual of prescriptive rights, or for any other reasonable purpose. Landlord’s temporary closure of any portion of the Common Areas for such purposes shall not deprive Tenant of reasonable access to the Premises.

6.4. CHANGES AND ADDITIONS BY LANDLORD. Landlord reserves the right to make alterations or additions to the Building or the Project or to the attendant fixtures, equipment and Common Areas, and such change shall not entitle Tenant to any abatement of rent or other claim against Landlord. No such change shall deprive Tenant of reasonable access to or use of the Premises.

ARTICLE 7. REPAIRS AND MAINTENANCE

7.1. TENANT’S MAINTENANCE AND REPAIR. Subject to Articles 11 and 12 and Exhibit G, Tenant at its sole expense shall make all repairs necessary to keep the Premises and all improvements and fixtures therein in good condition and repair, excepting ordinary wear and tear. Notwithstanding Section 7.2 below, Tenant’s maintenance obligation shall include without limitation all appliances, interior glass, doors, door closures, hardware, fixtures, electrical, plumbing, fire extinguisher equipment and other equipment installed in the Premises and all Alterations constructed by Tenant pursuant to Section 7.3 below, together with any supplemental HVAC equipment servicing the server room in the Premises. All repairs and other work performed by Tenant or its contractors shall be subject to the terms of Sections 7.3 and 7.4 below. Alternatively, should Landlord or its management agent agree to make a repair on behalf of Tenant and at Tenant’s request, Tenant shall promptly reimburse Landlord as additional rent for all reasonable costs incurred (including the standard supervision fee not to exceed 3%) upon submission of an invoice.

7.2. LANDLORD’S MAINTENANCE AND REPAIR. Subject to Articles 11 and 12, Landlord shall provide service, maintenance and repair with respect to the heating, ventilating and air conditioning (“HVAC”) equipment of the Building (exclusive of any supplemental HVAC equipment servicing the server room in the Premises) and shall maintain in good repair the Common Areas, roof, foundations, footings, the exterior surfaces of the exterior walls of the Building (including exterior glass), and the structural, electrical, mechanical (including life safety and sprinklers) and plumbing systems of the Building (including elevators, if any, serving the Building), except to the extent provided in Section 7.1 above. Landlord need not make any other improvements or repairs except as specifically required under this Lease, and nothing contained in this Section 7.2 shall limit Landlord’s right to reimbursement from Tenant for maintenance, repair costs and replacement costs as provided elsewhere in this Lease. Notwithstanding any provision of the California Civil Code or any similar or successor laws to the contrary, Tenant understands that it shall not make repairs at Landlord’s expense or by rental offset. Except as provided in Section 11.1 and Article 12 below, there shall be no abatement of rent and no liability of Landlord by reason of any injury to or interference with Tenant’s business arising from the making of any repairs, alterations or improvements to any portion of the Building, including repairs to the Premises, nor shall any related activity by Landlord constitute an actual or constructive eviction; provided, however, that in making repairs, alterations or improvements, Landlord shall interfere as little as reasonably practicable with the conduct of Tenant’s business in the Premises. Tenant hereby waives any and all rights under and benefits of subsection 1 of Section 1932, and Sections 1941 and 1942 of the California Civil Code, or any similar or successor laws now or hereafter in effect.

7.3. ALTERATIONS. Except for cosmetic alteration projects that do not exceed $100,000.00 during each calendar year and that satisfy the criteria in the next following sentence (which work shall require notice to Landlord but not Landlord’s consent), Tenant shall make no alterations, additions, decorations or improvements (collectively referred to as “Alterations”) to the Premises without the prior written consent of Landlord. Landlord’s consent shall not be unreasonably withheld as long as the proposed Alterations do not affect the structural, electrical or mechanical components or systems of the Building, are not visible from the exterior of the Premises, and utilize only Landlord’s building standard materials (“Standard Improvements”). Landlord may impose, as a condition to its consent, any requirements that Landlord in its reasonable discretion may deem reasonable or desirable. Without limiting the generality of the foregoing, Tenant shall use Landlord’s designated mechanical and electrical contractors for all Alterations work affecting the mechanical or electrical systems of the Building. Should Tenant perform any Alterations work that would necessitate any ancillary Building modification or other expenditure by Landlord, then Tenant shall promptly fund the cost thereof to Landlord. Tenant shall obtain all required permits for the Alterations and shall perform the work in compliance with all applicable laws, regulations and ordinances with contractors reasonably acceptable to Landlord, and except for cosmetic Alterations not requiring a permit, Landlord shall be entitled to a supervision fee in the amount of 3% of the cost of the Alterations, which includes any architectural fee. Any request for Landlord’s consent shall be made in writing and shall contain architectural plans describing the work in detail reasonably satisfactory to Landlord. Landlord may elect to cause its architect to review Tenant’s architectural plans. Should the Alterations proposed by Tenant and consented to by Landlord change the floor plan of the Premises, then Tenant shall, at its expense, furnish Landlord with as-built drawings and CAD disks compatible with Landlord’s systems. Alterations shall be constructed in a good and workmanlike manner using materials of a quality reasonably approved by Landlord Unless Landlord otherwise agrees in writing, all Alterations affixed to the Premises, including without limitation all Tenant Improvements constructed pursuant to the Work Letter (except as otherwise provided in the Work Letter), but excluding moveable trade fixtures and furniture, shall become the property of Landlord and shall be surrendered with the Premises at the end of the Term, except that Landlord may, by notice to Tenant given at the time of Tenant’s request for such Alteration, or within 10 days of written notice from Tenant if the Alteration did not require Landlord’s consent, require Tenant to remove by the Expiration Date, or sooner termination date of this Lease, all or any Alterations (including without limitation all telephone and data cabling) installed by Tenant (collectively, the “Required Removables”), and to restore the affected area to its pre-existing condition or better. Tenant, at the time it requests approval for a proposed Alteration, may request in writing that Landlord advise Tenant whether the Alteration or any portion thereof, is a Required Removable. Within 10 days after receipt of Tenant’s request, Landlord shall advise Tenant in writing as to which portions of the subject Alterations are Required Removables. In connection with its removal of Required Removables, Tenant shall repair any damage to the Premises arising from that removal and shall restore the affected area to its pre-existing condition, reasonable wear and tear excepted. Notwithstanding the foregoing, Tenant shall not be obligated to remove the Tenant Improvements described in Exhibit X of this Lease at the end of the Term or earlier expiration of this Lease.

7.4. MECHANIC’S LIENS. Tenant shall keep the Premises free from any liens arising out of any work performed, materials furnished, or obligations incurred by or for Tenant. Upon request by Landlord, Tenant shall promptly cause any such lien to be released by posting a bond in accordance with California Civil Code Section 3143 or any successor statute. In the event that Tenant shall not, within 15 days following the imposition of any lien, cause the lien to be released of record by payment or posting of a proper bond, Landlord shall have, in addition to all other available remedies, the right to cause the lien to be released by any means it deems proper, including payment of or defense against the claim giving rise to the lien. All expenses so incurred by Landlord, including Landlord’s attorneys’ fees, shall be reimbursed by Tenant promptly following Landlord’s demand, together with interest from the date of payment by Landlord at the maximum rate permitted by law until paid. Tenant shall give Landlord no less than 20 days’ prior notice in writing before commencing construction of any kind on the Premises.

7.5. ENTRY AND INSPECTION. Landlord shall at all reasonable times have the right to enter the Premises to inspect them, to supply services in accordance with this Lease, to make repairs and renovations as reasonably deemed necessary by Landlord, and to submit the Premises to prospective or actual purchasers or encumbrance holders (or, during the final nine months of the Term or when an uncured Default exists, to prospective tenants), all without being deemed to have caused an eviction of Tenant and without abatement of rent except as provided elsewhere in this Lease. If reasonably necessary, Landlord may temporarily close all or a portion of the Premises to perform repairs, alterations and additions. Except in emergencies or to provide Building services, Landlord shall provide Tenant with reasonable prior verbal notice of entry and shall use reasonable efforts to minimize any interference with Tenant’s use of the Premises.

ARTICLE 8. SPACE PLANNING AND SUBSTITUTION

Intentionally omitted.

ARTICLE 9. ASSIGNMENT AND SUBLETTING

9.1. RIGHTS OF PARTIES.

(a) Except as otherwise specifically provided in this Article 9, Tenant may not, either voluntarily or by operation of law, assign, sublet, encumber, or otherwise transfer all or any part of Tenant’s interest in this Lease, or permit the Premises to be occupied by anyone other than Tenant (each, a “Transfer”), without Landlord’s prior written consent, which consent shall not unreasonably be withheld in accordance with the provisions of Section 9.1(b). For purposes of this Lease, references to any subletting, sublease or variation thereof shall be deemed to apply not only to a sublease effected directly by Tenant, but also to a sub-subletting or an assignment of subtenancy by a subtenant at any level. Except as otherwise specifically provided in this Article 9, no Transfer (whether voluntary, involuntary or by operation of law) shall be valid or effective without Landlord’s prior written consent and, at Landlord’s reasonable election, such a Transfer shall constitute a material default of this Lease.

(b) Except as otherwise specifically provided in this Article 9, if Tenant or any subtenant hereunder desires to transfer an interest in this Lease, Tenant shall first notify Landlord in writing and shall request Landlord’s consent thereto. Tenant shall also submit to Landlord in writing: (i) the name and address of the proposed transferee; (ii) the nature of any proposed subtenant’s or assignee’s business to be carried on in the Premises; (iii) the terms and provisions of any proposed sublease or assignment (including without limitation the rent and other economic provisions, term, improvement obligations and commencement date); (iv) evidence that the proposed assignee or subtenant will comply with the requirements of Exhibit D to this Lease; and (v) any other information requested by Landlord and reasonably related to the Transfer. Landlord shall not unreasonably withhold its consent, provided: (1) the use of the Premises will be consistent with the provisions of this Lease and with Landlord’s commitment to other tenants of the Building and Project; (2) any proposed subtenant or assignee demonstrates that it is financially responsible by submission to Landlord of all reasonable information as Landlord may request concerning the proposed subtenant or assignee, including, but not limited to, a balance sheet of the proposed subtenant or assignee as of a date within 90 days of the request for Landlord’s consent and statements of income or profit and loss of the proposed subtenant or assignee for the two-year period preceding the request for Landlord’s consent; (3) the proposed assignee or subtenant is neither an existing tenant or occupant of the Project nor a prospective tenant with whom Landlord or Landlord’s affiliate has been actively negotiating to become a tenant at the Project, except that Landlord will not enforce this restriction if it does not have sufficient available space to accommodate the proposed transferee; and (4) the proposed transferee is not an SDN (as defined below) and will not impose additional burdens or security risks on Landlord. If Landlord consents to the proposed Transfer, then the Transfer may be effected within 30 days after the date of the consent upon the terms described in the information furnished to Landlord; provided that any material change in the terms shall be subject to Landlord’s consent as set forth in this Section 9.1(b). Landlord shall approve or disapprove any requested Transfer within 15 days following receipt of Tenant’s written notice and the information set forth above. Except in connection with a Permitted Transfer (as defined below), if Landlord approves the Transfer Tenant shall pay a transfer fee of $1,000.00 to Landlord concurrently with Tenant’s execution of a Transfer consent prepared by Landlord.

(c) Notwithstanding the provisions of Subsection (b) above, and except in connection with a “Permitted Transfer” (as defined below), in lieu of consenting to a proposed assignment or subletting of more than 50% of the Floor Area of Premises for more than 50% of the remaining Lease Term, Landlord may elect to terminate this Lease in its entirety in the event of an assignment, or terminate this Lease as to the portion of the Premises proposed to be subleased with a proportionate abatement in the rent payable under this Lease, such termination to be effective on the date that the proposed sublease or assignment would have commenced. Landlord may thereafter, at its option, assign or re-let any space so recaptured to any third party, including without limitation the proposed transferee identified by Tenant. Notwithstanding the foregoing, should Landlord so elect to terminate this Lease (or terminate as to a portion of the Premises), Tenant may, by notice to Landlord within 5 business days thereafter, elect to rescind its transfer request, in which event Landlord’s termination election shall be null and void, this Lease shall continue in full force and effect, and Tenant will not consummate its proposed transfer.

(d) Should any Transfer occur, Tenant shall, except in connection with a Permitted Transfer, promptly pay or cause to be paid to Landlord, as additional rent, 50% of any amounts paid by the assignee or subtenant, however described and whether funded during or after the Lease Term, to the extent such amounts are in excess of the sum of (i) the scheduled Basic Rent payable by Tenant hereunder (or, in the event of a subletting of only a portion of the Premises, the Basic Rent allocable to such portion as reasonably determined by Landlord) and (ii) the direct out-of-pocket costs, as evidenced by third party invoices provided to Landlord, incurred by Tenant to effect the Transfer. For purposes herein, such transfer costs shall include all reasonable and customary expenses directly incurred by Tenant attributable to the Transfer, including brokerage fees, legal fees, construction costs, and Landlord’s review fee.

(e) Notwithstanding anything to the contrary in this Section 9, Tenant may assign this Lease to a successor to Tenant by merger, consolidation, reorganization, or the purchase of substantially all of Tenant’s assets, stock, or ownership interest or assign this Lease or sublet all or a portion of the Premises to an Affiliate (defined below), without the consent of Landlord but subject to the provisions of Section 9.2, provided that all of the following conditions are satisfied (a “Permitted Transfer”): (i) Tenant is not then in Default hereunder; (ii) Tenant gives Landlord written notice at least 10 business days before such Permitted Transfer; and (iii) the successor entity resulting from any merger or consolidation of

Tenant or the sale of all or substantially all of the assets of Tenant, has a net worth (computed in accordance with generally accepted accounting principles, except that intangible assets such as goodwill, patents, copyrights, and trademarks shall be excluded in the calculation (“Net Worth”)) at the time of the Permitted Transfer that is at least equal to the Net Worth of Tenant immediately before the Permitted Transfer. Tenant’s notice to Landlord shall include reasonable information and documentation evidencing the Permitted Transfer and showing that each of the above conditions has been satisfied. If requested by Landlord, Tenant’s successor shall sign and deliver to Landlord a commercially reasonable form of assumption agreement. “Affiliate” shall mean an entity controlled by, controlling or under common control with Tenant, or a permitted transferee in a Permitted Transfer.

9.2. EFFECT OF TRANSFER. No subletting or assignment, even with the consent of Landlord, shall relieve Tenant, or any successor-in-interest to Tenant hereunder, of its obligation to pay rent and to perform all its other obligations under this Lease. Notwithstanding the foregoing, Landlord may relieve the original Tenant of its obligations under this Lease if Landlord determines, in its sole judgment, that the assignee has the financial capability of assuming Tenant’s obligations for the Term of the Lease. Each assignee, other than Landlord, shall be deemed to assume all obligations of Tenant under this Lease and shall be liable jointly and severally with Tenant for the payment of all rent, and for the due performance of all of Tenant’s obligations, under this Lease. Such joint and several liability shall not be discharged or impaired by any subsequent modification or extension of this Lease. Consent by Landlord to one or more transfers shall not operate as a waiver or estoppel to the future enforcement by Landlord of its rights under this Lease.

9.3. SUBLEASE REQUIREMENTS. Any sublease, license, concession or other occupancy agreement entered into by Tenant shall be subordinate and subject to the provisions of this Lease, and if this Lease is terminated during the term of any such agreement, Landlord shall have the right to: (i) treat such agreement as cancelled and repossess the subject space by any lawful means, or (ii) require that such transferee attorn to and recognize Landlord as its landlord (or licensor, as applicable) under such agreement. Landlord shall not, by reason of such attornment or the collection of sublease rentals, be deemed liable to the subtenant for the performance of any of Tenant’s obligations under the sublease. If Tenant is in Default (hereinafter defined), Landlord is irrevocably authorized to direct any transferee under any such agreement to make all payments under such agreement directly to Landlord (which Landlord shall apply towards Tenant’s obligations under this Lease) until such Default is cured. No collection or acceptance of rent by Landlord from any transferee shall be deemed a waiver of any provision of Article 9 of this Lease, an approval of any transferee, or a release of Tenant from any obligation under this Lease, whenever accruing. In no event shall Landlord’s enforcement of any provision of this Lease against any transferee be deemed a waiver of Landlord’s right to enforce any term of this Lease against Tenant or any other person.

ARTICLE 10. INSURANCE AND INDEMNITY

10.1. TENANT’S INSURANCE. Tenant, at its sole cost and expense, shall provide and maintain in effect the insurance described in Exhibit D. Evidence of that insurance must be delivered to Landlord prior to the Commencement Date.

10.2. LANDLORD’S INSURANCE. Landlord shall provide the following types of insurance, with or without deductible and in amounts and coverages as may be determined by Landlord in its discretion: property insurance, subject to standard exclusions (such as, but not limited to, earthquake and flood exclusions), covering the Building or Project and commercial general liability coverage. In addition, Landlord may, at its election, obtain insurance coverages for such other risks as Landlord or its Mortgagees may from time to time deem appropriate, including earthquake. Landlord shall be entitled to self-insure any of the foregoing types of insurance coverages. Landlord shall not be required to carry insurance of any kind on any tenant improvements or Alterations in the Premises installed by Tenant or its contractors or otherwise removable by Tenant (collectively, “Tenant Installations”), or on any trade fixtures, furnishings, equipment, interior plate glass, signs or items of personal property in the Premises, and Landlord shall not be obligated to repair or replace any of the foregoing items should damage occur. All proceeds of insurance maintained by Landlord upon the Building and Project shall be the property of Landlord, whether or not Landlord is obligated to or elects to make any repairs.

10.3. JOINT INDEMNITY.

(a)

To the fullest extent permitted by law, but subject to Section 10.5 below, Tenant shall defend, indemnify and hold harmless Landlord, its agents, lenders, and any and all affiliates of Landlord who have an interest in the property, from and against any and all claims, liabilities, costs or expenses arising after the Commencement Date from Tenant’s use or occupancy of the Premises, the Building or the Common Areas, or from the conduct of its business, or from any activity, work, or thing done, permitted or suffered by Tenant or its agents, employees, subtenants, vendors, contractors, invitees or licensees in or about the Premises, the Building or the Common Areas, or from any Default in the performance of any obligation on Tenant’s part to be performed under this Lease, or from any act or negligence of Tenant or its agents, employees, subtenants, vendors, contractors, invitees or licensees. Landlord may, at its option, require Tenant to assume Landlord’s defense in any action covered by this Section 10.3(a) through counsel reasonably satisfactory to Landlord. Notwithstanding the foregoing, Tenant shall not be obligated to indemnify Landlord against any liability or expense to the extent such liability or expense: (i) is ultimately determined to have been caused by the negligence or willful misconduct of Landlord, its agents, contractors or employees, or (ii) covered by Landlord’s indemnity obligations set forth in Section 10.3(b) below.

(b)

To the fullest extent permitted by law, but subject to Section 10.5 below, Landlord shall defend, indemnify and hold harmless Tenant, its agents, lenders, and any and all affiliates of Tenant, from and against any and all claims, liabilities, costs or expenses arising either before or after the Commencement Date from the negligence or willful misconduct of Landlord, its employees, agents or contractors, in connection with the condition, maintenance or repair of the Building and the Common Areas of the Project. Tenant may, at its option, require Landlord to assume Tenant’s defense in any action covered by this Section 10.3(b) through counsel reasonably satisfactory to Tenant. Notwithstanding the foregoing, Landlord shall not be obligated to indemnify Tenant against any liability or expense to the extent such liability or expense: (i) is ultimately determined to have been caused by the negligence or willful misconduct of Tenant, its agents, contractors or employees, or (ii) is covered by Tenant’s indemnity obligations set forth in Section 10.3(a) above.

10.4. LANDLORD’S NONLIABILITY. Unless caused by the negligence or intentional misconduct of Landlord, its agents, employees or contractors but subject to Section 10.5 below, Landlord shall not be liable to Tenant, its employees, agents and invitees, and Tenant hereby waives all claims against Landlord, its employees and agents for loss of or damage to any property, or any injury to any person, resulting from any condition including, but not limited to, acts or omissions (criminal or otherwise) of third parties and/or other tenants of the Project, or their agents, employees or invitees, fire, explosion, falling plaster, steam, gas, electricity, water or rain which may leak or flow from or into any part of the Premises or from the breakage, leakage, obstruction or other defects of the pipes, sprinklers, wires, appliances, plumbing, air conditioning, electrical works or other fixtures in the Building, whether the damage or injury results from conditions arising in the Premises or in other portions of the Building. It is understood that any such condition may require the temporary evacuation or closure of all or a portion of the Building. Should Tenant elect to receive any service from a concessionaire, licensee or third party tenant of Landlord, Tenant shall not seek recourse against Landlord for any breach or liability of that service provider. Notwithstanding anything to the contrary contained in this Lease, in no event shall Landlord be liable for Tenant’s loss or interruption of business or income (including without limitation, Tenant’s consequential damages, lost profits or opportunity costs), or for interference with light or other similar intangible interests.

10.5. WAIVER OF SUBROGATION. Landlord and Tenant each hereby waives all rights of recovery against the other on account of loss and damage occasioned to the property of such waiving party to the extent that the waiving party is entitled to proceeds for such loss and damage under any property insurance policies carried or otherwise required to be carried by this Lease; provided however, that the foregoing waiver shall not apply to the extent of Tenant’s obligation to pay deductibles under any such policies and this Lease. By this waiver it is the intent of the parties that neither Landlord nor Tenant shall be liable to any insurance company (by way of subrogation or otherwise) insuring the other party for any loss or damage insured against under any property insurance policies, even though such loss or damage might be occasioned by the negligence of such party, its agents, employees, contractors or invitees. The foregoing waiver by Tenant shall also inure to the benefit of Landlord’s management agent for the Building.

ARTICLE 11. DAMAGE OR DESTRUCTION

11.1. RESTORATION.

(a) If the Building of which the Premises are a part is damaged as the result of an event of casualty, then subject to the provisions below, Landlord shall repair that damage as soon as reasonably possible unless Landlord reasonably determines that: (i) the Premises have been materially damaged and there is less than 1 year of the Term remaining on the date of the casualty; (ii) any Mortgagee (defined in Section 13.1) requires that the insurance proceeds be applied to the payment of the mortgage debt; or (iii) proceeds necessary to pay the full cost of the repair are not available from Landlord’s insurance, plus deductible, including without limitation earthquake insurance. Should Landlord elect not to repair the damage for one of the preceding reasons, Landlord shall so notify Tenant in the “Casualty Notice” (as defined below), and this Lease shall terminate as of the date of delivery of that notice.

(b) As soon as reasonably practicable following the casualty event but not later than 60 days thereafter, Landlord shall notify Tenant in writing (“Casualty Notice”) of Landlord’s election, if applicable, to terminate this Lease. If this Lease is not so terminated, the Casualty Notice shall set forth the anticipated period for repairing the casualty damage. If the anticipated repair period exceeds 270 days or 30 days if during the last year of the Term, and if the damage is so extensive as to reasonably prevent Tenant’s substantial use and enjoyment of the Premises, then either party may elect to terminate this Lease by written notice to the other within 10 days following delivery of the Casualty Notice.

(c) In the event that neither Landlord nor Tenant terminates this Lease pursuant to Section 11.1(b), Landlord shall repair all material damage to the Premises or the Building as soon as reasonably possible and this Lease shall continue in effect for the remainder of the Term. Upon notice from Landlord, Tenant shall assign or endorse over to Landlord (or to any party designated by Landlord) all property insurance proceeds payable to Tenant under Tenant’s insurance with respect to any Tenant Installations; provided if the estimated cost to repair such Tenant Installations exceeds the amount of insurance proceeds received by Landlord from Tenant’s insurance carrier, the excess cost of such repairs shall be paid by Tenant to Landlord prior to Landlord’s commencement of repairs. Within 15 days of demand, Tenant shall also pay Landlord for any additional excess costs that are determined during the performance of the repairs to such Tenant Installations.

(d) From and after the casualty event, the rental to be paid under this Lease shall be abated in the same proportion that the Floor Area of the Premises that is rendered unusable by the damage from time to time bears to the total Floor Area of the Premises.

(e) Notwithstanding the provisions of subsections (a), (b) and (c) of this Section 11.1, but subject to Section 10.5, the cost of any repairs shall be borne by Tenant, and Tenant shall not be entitled to termination rights, if the damage is due to the fault or neglect of Tenant or its employees, subtenants, contractors, invitees or representatives. In addition, the provisions of this Section 11.1 shall not be deemed to require Landlord to repair any Tenant Installations, fixtures and other items that Tenant is obligated to insure pursuant to Exhibit D or under any other provision of this Lease.

11.2. LEASE GOVERNS. Tenant agrees that the provisions of this Lease, including without limitation Section 11.1, shall govern any damage or destruction and shall accordingly supersede any contrary statute or rule of law.

ARTICLE 12. EMINENT DOMAIN

Either party may terminate this Lease if any material part of the Premises is taken or condemned for any public or quasi-public use under Law, by eminent domain or private purchase in lieu thereof (a “Taking”). Landlord shall also have the right to terminate this Lease if there is a Taking of any portion of the Building or Project which would have a material adverse effect on Landlord’s ability to profitably operate the remainder of the Building. The termination shall be effective as of the effective date of any order granting possession to, or vesting legal title in, the condemning authority. If this Lease is not terminated, Basic Rent and Tenant’s Share of Operating Expenses shall be appropriately adjusted to account for any reduction in the square footage of the Building or Premises. All compensation awarded for a Taking shall be the property of Landlord and the right to receive compensation or proceeds in connection with a Taking are expressly waived by Tenant; provided, however, Tenant may file a separate claim for Tenant’s personal property and Tenant’s reasonable relocation expenses, provided the filing of the claim does not diminish the amount of Landlord’s award. If only a part of the Premises is subject to a Taking and this Lease is not terminated, Landlord, with reasonable diligence, will restore the remaining portion of the Premises as nearly as practicable to the condition immediately prior to the Taking. Tenant agrees that the provisions of this Lease shall govern any Taking and shall accordingly supersede any contrary statute or rule of law.

ARTICLE 13. SUBORDINATION; ESTOPPEL CERTIFICATE

13.1. SUBORDINATION. Tenant accepts this Lease subject and subordinate to any mortgage(s), deed(s) of trust, ground lease(s) or other lien(s) now or subsequently arising upon the Premises, the Building or the Project, and to renewals, modifications, refinancings and extensions thereof (collectively referred to as a “Mortgage”). The party having the benefit of a Mortgage shall be referred to as a “Mortgagee”. This clause shall be self-operative, but upon request from a Mortgagee, Tenant shall execute a commercially reasonable subordination and attornment agreement in favor of the Mortgagee, provided such agreement provides a non-disturbance covenant benefiting Tenant. Alternatively, a Mortgagee shall have the right at any time to subordinate its Mortgage to this Lease. Upon request, Tenant, without charge, shall attorn to any successor to Landlord’s interest in this Lease in the event of a foreclosure of any mortgage. Tenant agrees that any purchaser at a foreclosure sale or lender taking title under a deed in lieu of foreclosure shall not be responsible for any act or omission of a prior landlord, shall not be subject to any offsets or defenses Tenant may have against a prior landlord, and shall not be liable for the return of the Security Deposit not actually recovered by such purchaser nor bound by any rent paid in advance of the calendar month in which the transfer of title occurred; provided that the foregoing shall not release the applicable prior landlord from any liability for those obligations. Tenant acknowledges that Landlord’s Mortgagees and their successors-in-interest are intended third party beneficiaries of this Section 13.1. As of the date hereof, there is no loan encumbering the Building.

Notwithstanding the foregoing in this Section to the contrary, as a condition precedent to the future subordination of this Lease to a future Mortgage, Landlord shall be required to provide Tenant with a non-disturbance, subordination, and attornment agreement in favor of Tenant from any Mortgagee who comes into existence after the Commencement Date. Such non-disturbance, subordination, and attornment agreement in favor of Tenant shall provide that, so long as Tenant is paying the Rent due under the Lease and is not otherwise in default under the Lease beyond any applicable cure period, its right to possession and the other terms of the Lease shall remain in full force and effect. Such non-disturbance, subordination, and attornment agreement may include other commercially reasonable provisions in favor of the Mortgagee, including, without limitation, additional time on behalf of the Mortgagee to cure defaults of the Landlord and provide that (a) neither Mortgagee nor any successor-in-interest shall be bound by (i) any payment of the Rent, or other sum due under this Lease for more than 1 month in advance or (ii) any amendment or modification of the Lease made without the express written consent of Mortgagee or any successor-in-interest; (b) neither Mortgagee nor any successor-in-interest will be liable for (i) any act or omission or warranties of any prior landlord (including Landlord), (ii) the breach of any warranties or obligations relating to construction of improvements on the Building or any tenant finish work performed or to have been performed by any prior landlord (including Landlord), or (iii) the return of any Security

Deposit, except to the extent such deposits have been received by Mortgagee; and (c) neither Mortgagee nor any successor-in-interest shall be subject to any offsets or defenses which Tenant might have against any prior landlord (including Landlord).

13.2. ESTOPPEL CERTIFICATE. Tenant shall, within 10 business days after receipt of a written request from Landlord, execute and deliver a commercially reasonable estoppel certificate in favor of those parties as are reasonably requested by Landlord (including a Mortgagee or a prospective purchaser of the Building or the Project).

ARTICLE 14. DEFAULTS AND REMEDIES

14.1. TENANT’S DEFAULTS. In addition to any other event of default set forth in this Lease, the occurrence of any one or more of the following events shall constitute a “Default” by Tenant:

(a) The failure by Tenant to make any payment of Rent required to be made by Tenant, as and when due, where the failure continues for a period of 3 business days after written notice from Landlord to Tenant. The term “Rent” as used in this Lease shall be deemed to mean the Basic Rent and all other sums required to be paid by Tenant to Landlord pursuant to the terms of this Lease

(b) The assignment, sublease, encumbrance or other Transfer of the Lease by Tenant, either voluntarily or by operation of law, whether by judgment, execution, transfer by intestacy or testacy, or other means, without the prior written consent of Landlord unless otherwise authorized in Article 9 of this Lease.

(c) The discovery by Landlord that any financial statement provided by Tenant, or by any affiliate, successor or guarantor of Tenant, was materially and intentionally false.

(d) Except where a specific time period is otherwise set forth for Tenant’s performance in this Lease (in which event the failure to perform by Tenant within such time period shall be a Default), the failure or inability by Tenant to observe or perform any of the covenants or provisions of this Lease to be observed or performed by Tenant, other than as specified in any other subsection of this Section 14.1, where the failure continues for a period of 30 days after written notice from Landlord to Tenant. However, if the nature of the failure is such that more than 30 days are reasonably required for its cure, then Tenant shall not be deemed to be in Default if Tenant commences the cure within 30 days, and thereafter diligently pursues the cure to completion.

The notice periods provided herein are in lieu of, and not in addition to, any notice periods provided by law, and Landlord shall not be required to give any additional notice under California Code of Civil Procedure Section 1161, or any successor statute, in order to be entitled to commence an unlawful detainer proceeding.

14.2. LANDLORD’S REMEDIES.

(a) Upon the occurrence of any Default by Tenant, then in addition to any other remedies available to Landlord, Landlord may exercise the following remedies:

(i) Landlord may terminate Tenant’s right to possession of the Premises by any lawful means, in which case this Lease shall terminate and Tenant shall immediately surrender possession of the Premises to Landlord. Such termination shall not affect any accrued obligations of Tenant under this Lease. Upon termination, Landlord shall have the right to reenter the Premises and remove all persons and property. Landlord shall also be entitled to recover from Tenant:

(1) The worth at the time of award of the unpaid Rent which had been earned at the time of termination;

(2) The worth at the time of award of the amount by which the unpaid Rent which would have been earned after termination until the time of award exceeds the amount of such loss that Tenant proves could have been reasonably avoided;

(3) The worth at the time of award of the amount by which the unpaid Rent for the balance of the Term after the time of award exceeds the amount of such loss that Tenant proves could be reasonably avoided;

(4) Any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant’s failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result from Tenant’s default, including, but not limited to, the cost of recovering possession of the Premises, commissions and other expenses of reletting, including necessary repair, renovation, improvement and alteration of the Premises for a new tenant, reasonable attorneys’ fees, and any other reasonable costs; and

(5) At Landlord’s election, all other amounts in addition to or in lieu of the foregoing as may be permitted by law. Any sum, other than Basic Rent, shall be computed on the basis of the average monthly amount accruing during the 24 month period immediately prior to Default, except that if it becomes necessary to compute such rental before the 24 month period has occurred, then the computation shall be on the basis of the average monthly amount during the shorter period. As used in subparagraphs (1) and (2) above, the “worth at the time of award” shall be computed by allowing interest at the rate of 10% per annum. As used in subparagraph (3) above, the “worth at the time of award” shall be computed by discounting the amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus 1%.

(ii) Landlord may elect not to terminate Tenant’s right to possession of the Premises, in which event Landlord may continue to enforce all of its rights and remedies under this Lease, including the right to collect all rent as it becomes due. Efforts by the Landlord to maintain, preserve or relet the Premises, or the appointment of a receiver to protect the Landlord’s interests under this Lease, shall not constitute a termination of the Tenant’s right to possession of the Premises. In the event that Landlord elects to avail itself of the remedy provided by this subsection (ii), Landlord shall not unreasonably withhold its consent to an assignment or subletting of the Premises subject to the reasonable standards for Landlord’s consent as are contained in this Lease.

(b) The various rights and remedies reserved to Landlord in this Lease or otherwise shall be cumulative and, except as otherwise provided by California law, Landlord may pursue any or all of its rights and remedies at the same time. No delay or omission of Landlord to exercise any right or remedy shall be construed as a waiver of the right or remedy or of any breach or Default by Tenant. The acceptance by Landlord of rent shall not be a (i) waiver of any preceding breach or Default by Tenant of any provision of this Lease, other than the failure of Tenant to pay the particular rent accepted, regardless of Landlord’s knowledge of the preceding breach or Default at the time of acceptance of rent, or (ii) a waiver of Landlord’s right to exercise any remedy available to Landlord by virtue of the breach or Default. The acceptance of any payment from a debtor in possession, a trustee, a receiver or any other person acting on behalf of Tenant or Tenant’s estate shall not waive or cure a Default under Section 14.1. No payment by Tenant or receipt by Landlord of a lesser amount than the rent required by this Lease shall be deemed to be other than a partial payment on account of the earliest due stipulated rent, nor shall any endorsement or statement on any check or letter be deemed an accord and satisfaction and Landlord shall accept the check or payment without prejudice to Landlord’s right to recover the balance of the rent or pursue any other remedy available to it. Tenant hereby waives any right of redemption or relief from forfeiture under California Code of Civil Procedure Section 1174 or 1179, or under any successor statute, in the event this Lease is terminated by reason of any Default by Tenant. No act or thing done by Landlord or Landlord’s agents during the Term shall be deemed an acceptance of a surrender of the Premises, and no agreement to accept a surrender shall be valid unless in writing and signed by Landlord. No employee of Landlord or of Landlord’s agents shall have any power to accept the keys to the Premises prior to the termination of this Lease, and the delivery of the keys to any employee shall not operate as a termination of the Lease or a surrender of the Premises.

14.3. LATE PAYMENTS. Any Rent due under this Lease that is not paid to Landlord within 5 days of the date when due shall bear interest at the maximum rate permitted by law from the date due until fully paid. The payment of interest shall not cure any Default by Tenant under this Lease. In addition, Tenant acknowledges that the late payment by Tenant to Landlord of rent will cause Landlord to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult and impracticable to ascertain. Those costs may include, but are not limited to, administrative, processing and accounting charges, and late charges which may be imposed on Landlord by the terms of any ground lease, mortgage or trust deed covering the Premises. Accordingly, if any rent due from Tenant shall not be received by Landlord or Landlord’s designee within 5 days after the date due, then Tenant shall pay to Landlord, in addition to the interest provided above, a late charge for each delinquent payment equal to the greater of (i) 5% of that delinquent payment or (ii) $100.00. Acceptance of a late charge by Landlord shall not constitute a waiver of Tenant’s Default with respect to the overdue amount, nor shall it prevent Landlord from exercising any of its other rights and remedies. Notwithstanding the foregoing, Landlord will not assess a late charge until Landlord has given written notice of such late payment for the first late payment in any twelve (12) month period and after Tenant has not cured such late payment within three (3) days from receipt of such notice. No other notices will be required during the following twelve (12) months for a late charge to be incurred.

14.4. RIGHT OF LANDLORD TO PERFORM. If Tenant is in Default of any of its obligations under the Lease, Landlord shall have the right to perform such obligations. Tenant shall reimburse Landlord for the cost of such performance upon demand together with an administrative charge equal to 10% of the cost of the work performed by Landlord.

14.5. DEFAULT BY LANDLORD. Landlord shall not be deemed to be in default in the performance of any obligation under this Lease unless and until it has failed to perform the obligation within 30 days after written notice by Tenant to Landlord specifying in reasonable detail the nature and extent of the failure; provided, however, that if the nature of Landlord’s obligation is such that more than 30 days are required for its performance, then Landlord shall not be deemed to be in default if it commences performance within the 30 day period and thereafter diligently pursues the cure to completion. Tenant hereby waives any right to terminate or rescind this Lease as a result of any default by Landlord hereunder or any breach by Landlord of any promise or inducement relating hereto, and Tenant agrees that its remedies shall be limited to a suit for actual damages and/or injunction and shall in no event include any consequential damages, lost profits or opportunity costs.

14.6. EXPENSES AND LEGAL FEES. Should either Landlord or Tenant bring any action in connection with this Lease, the prevailing party shall be entitled to recover as a part of the action its reasonable attorneys’ fees, and all other reasonable costs. The prevailing party for the purpose of this paragraph shall be determined by the trier of the facts.

14.7. WAIVER OF JURY TRIAL/JUDICIAL REFERENCE.

(a) LANDLORD AND TENANT EACH ACKNOWLEDGES THAT IT IS AWARE OF AND HAS HAD THE ADVICE OF COUNSEL OF ITS CHOICE WITH RESPECT TO ITS RIGHT TO TRIAL BY JURY, AND EACH PARTY DOES HEREBY EXPRESSLY AND KNOWINGLY WAIVE AND RELEASE ALL SUCH RIGHTS TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY EITHER PARTY HERETO AGAINST THE OTHER (AND/OR AGAINST ITS OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, OR SUBSIDIARY OR AFFILIATED ENTITIES) ON ANY MATTERS WHATSOEVER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS LEASE, TENANT’S USE OR OCCUPANCY OF THE PREMISES, AND/OR ANY CLAIM OF INJURY OR DAMAGE.

(b) In the event that the jury waiver provisions of Section 14.7 (a) are not enforceable under California law, then, unless otherwise agreed to by the parties, the provisions of this Section 14.7 (b) shall apply. Landlord and Tenant agree that any disputes arising in connection with this Lease (including but not limited to a determination of any and all of the issues in such dispute, whether of fact or of law) shall be resolved (and a decision shall be rendered) by way of a general reference as provided for in Part 2, Title 8, Chapter 6 (§§ 638 et. seq.) of the California Code of Civil Procedure, or any successor California statute governing resolution of disputes by a court appointed referee. Nothing within this Section 14.7 shall apply to an unlawful detainer action.

14.8 SATISFACTION OF JUDGMENT. The obligations of Landlord do not constitute the personal obligations of the individual partners, trustees, directors, officers, members or shareholders of Landlord or its constituent partners or members. Should Tenant recover a money judgment against Landlord, such judgment shall be satisfied only from the interest of Landlord in the Project and out of the rent or other income from such property receivable by Landlord, and no action for any deficiency may be sought or obtained by Tenant.

ARTICLE 15. END OF TERM

15.1. HOLDING OVER. If Tenant holds over for any period after the Expiration Date (or earlier termination of the Term) without the prior written consent of Landlord, such tenancy shall constitute a tenancy at sufferance only and a Default by Tenant; such holding over with the prior written consent of Landlord shall constitute a month-to-month tenancy commencing on the 1st day following the termination of this Lease and terminating 30 days following delivery of written notice of termination by either Landlord or Tenant to the other. In either of such events, possession shall be subject to all of the terms of this Lease, except that Basic Rent shall be 150% of Basic Rent for the month immediately preceding the date of termination. The acceptance by Landlord of monthly hold-over rental in a lesser amount shall not constitute a waiver of Landlord’s right to recover the full amount due unless otherwise agreed in writing by Landlord. If Tenant fails to surrender the Premises upon the expiration of this Lease despite demand to do so by Landlord, Tenant shall indemnify and hold Landlord harmless from all loss or liability, including without limitation, any claims made by any succeeding tenant relating to such failure to surrender. The foregoing provisions of this Section 15.1 are in addition to and do not affect Landlord’s right of re-entry or any other rights of Landlord under this Lease or at law.

15.2. SURRENDER OF PREMISES; REMOVAL OF PROPERTY. Upon the Expiration Date or upon any earlier termination of this Lease, Tenant shall quit and surrender possession of the Premises to Landlord in as good order, condition and repair as when received or as hereafter may be improved by Landlord or Tenant, reasonable wear and tear and repairs which are Landlord’s obligation excepted, and shall remove or fund to Landlord the cost of removing all voice and/or data transmission cabling installed by or for Tenant and Required Removables, together with all personal property and debris, and shall perform all work required under Section 7.3 of this Lease. If Tenant shall fail to comply with the provisions of this Section 15.2, Landlord may effect the removal and/or make any repairs, and the cost to Landlord shall be additional rent payable by Tenant upon demand.

ARTICLE 16. PAYMENTS AND NOTICES

All sums payable by Tenant to Landlord shall be paid, without deduction or offset, in lawful money of the United States to Landlord at its address set forth in Item 12 of the Basic Lease Provisions, or at any other place as Landlord may designate in writing. Unless this Lease expressly provides otherwise, as for example in the payment of rent pursuant to Section 4.1, all payments shall be due and payable within 5 days after demand. All payments requiring proration shall be prorated on the basis of the number of days in the pertinent calendar month or year, as applicable. Any notice, election, demand, consent, approval or other communication to be given or other document to be delivered by either party to the other may be delivered to the other party, at the address set forth in Item 12 of the Basic Lease Provisions, by personal service, or by any courier or “overnight” express mailing service. Either party may, by written notice to the other, served in the manner provided in this Article, designate a different address. The refusal to accept delivery of a notice, or the inability to deliver the notice (whether due to a change of address for which notice was not duly given or other good reason), shall be deemed delivery and receipt of the notice as of the date of attempted delivery. If more than one person or entity is named as Tenant under this Lease, service of any notice upon any one of them shall be deemed as service upon all of them.

ARTICLE 17. RULES AND REGULATIONS

Tenant agrees to comply with the Rules and Regulations attached as Exhibit E, and any reasonable and nondiscriminatory amendments, modifications and/or additions as may be adopted and published by written notice to tenants by Landlord for the safety, care, security, good order, or cleanliness of the Premises, Building, Project and/or Common Areas. Landlord shall not be liable to Tenant for any violation of the Rules and Regulations or the breach of any covenant or condition in any lease or any other act or conduct by any other tenant, and the same shall not constitute a constructive eviction hereunder. One or more waivers by Landlord of any breach of the Rules and Regulations by Tenant or by any other tenant(s) shall not be a waiver of any subsequent breach of that rule or any other. Tenant’s failure to keep and observe the Rules and Regulations shall constitute a default under this Lease. In the case of any conflict between the Rules and Regulations and this Lease, this Lease shall be controlling.

ARTICLE 18. BROKER’S COMMISSION

The parties recognize as the broker(s) who negotiated this Lease the firm(s) whose name(s) is (are) stated in Item 10 of the Basic Lease Provisions, and agree that Landlord shall be responsible for the payment of brokerage commissions to those broker(s) unless otherwise provided in this Lease. It is understood that Landlord’s Broker represents only Landlord in this transaction and Tenant’s Broker (if any) represents only Tenant. Each party warrants that it has had no dealings with any other real estate broker or agent in connection with the negotiation of this Lease, and agrees to indemnify and hold the other party harmless from any cost, expense or liability (including reasonable attorneys’ fees) for any compensation, commissions or charges claimed by any other real estate broker or agent employed or claiming to represent or to have been employed by the indemnifying party in connection with the negotiation of this Lease. The foregoing agreement shall survive the termination of this Lease.

ARTICLE 19. TRANSFER OF LANDLORD’S INTEREST

In the event of any transfer of Landlord’s interest in the Premises, the transferor shall be automatically relieved of all obligations on the part of Landlord accruing under this Lease from and after the date of the transfer, provided that Tenant is duly notified of the transfer. Any funds held by the transferor in which Tenant has an interest, including without limitation, the Security Deposit, shall be turned over, subject to that interest, to the transferee. No Mortgagee to which this Lease is or may be subordinate shall be responsible in connection with the Security Deposit unless the Mortgagee actually receives the Security Deposit. It is intended that the covenants and obligations contained in this Lease on the part of Landlord shall, subject to the foregoing, be binding on Landlord, its successors and assigns, only during and in respect to their respective successive periods of ownership.

ARTICLE 20. INTERPRETATION

20.1. NUMBER. Whenever the context of this Lease requires, the words “Landlord” and “Tenant” shall include the plural as well as the singular.

20.2. HEADINGS. The captions and headings of the articles and sections of this Lease are for convenience only, are not a part of this Lease and shall have no effect upon its construction or interpretation.

20.3. JOINT AND SEVERAL LIABILITY. If more than one person or entity is named as Tenant, the obligations imposed upon each shall be joint and several and the act of or notice from, or notice or refund to, or the signature of, any one or more of them shall be binding on all of them with respect to the tenancy of this Lease, including, but not limited to, any renewal, extension, termination or modification of this Lease.

20.4. SUCCESSORS. Subject to Sections 13.1 and 22.3 and to Articles 9 and 19 of this Lease, all rights and liabilities given to or imposed upon Landlord and Tenant shall extend to and bind their respective heirs, executors, administrators, successors and assigns. Nothing contained in this Section 20.4 is intended, or shall be construed, to grant to any person other than Landlord and Tenant and their successors and assigns any rights or remedies under this Lease.

20.5. TIME OF ESSENCE. Time is of the essence with respect to the performance of every provision of this Lease in which time of performance is a factor.

20.6. CONTROLLING LAW/VENUE. This Lease shall be governed by and interpreted in accordance with the laws of the State of California. Should any litigation be commenced between the parties in connection with this Lease, such action shall be prosecuted in the applicable State Court of California in the county in which the Building is located.

20.7. SEVERABILITY. If any term or provision of this Lease, the deletion of which would not adversely affect the receipt of any material benefit by either party or the deletion of which is consented to by the party adversely affected, shall be held invalid or unenforceable to any extent, the remainder of this Lease shall not be affected and each term and provision of this Lease shall be valid and enforceable to the fullest extent permitted by law.

20.8. WAIVER. One or more waivers by Landlord or Tenant of any breach of any term, covenant or condition contained in this Lease shall not be a waiver of any subsequent breach of the same or any other term, covenant or condition. Consent to any act by one of the parties shall not be deemed to render unnecessary the obtaining of that party’s consent to any subsequent act. No breach of this Lease shall be deemed to have been waived unless the waiver is in a writing signed by the waiving party.

20.9. INABILITY TO PERFORM. In the event that either party shall be delayed or hindered in or prevented from the performance of any work or in performing any act required under this Lease by reason of any cause beyond the reasonable control of that party, then the performance of the work or the doing of the act shall be excused for the period of the delay and the time for performance shall be extended for a period equivalent to the period of the delay. The provisions of this Section 20.9 shall not operate to excuse Tenant from the prompt payment of Rent.

20.10. ENTIRE AGREEMENT. This Lease and its exhibits and other attachments cover in full each and every agreement of every kind between the parties concerning the Premises, the Building, and the Project, and all preliminary negotiations, oral agreements, understandings and/or practices, except those contained in this Lease, are superseded and of no further effect. Tenant waives its rights to rely on any representations or promises made by Landlord or others which are not contained in this Lease. No verbal agreement or implied covenant shall be held to modify the provisions of this Lease, any statute, law, or custom to the contrary notwithstanding.

20.11. QUIET ENJOYMENT. Upon the observance and performance of all the covenants, terms and conditions on Tenant’s part to be observed and performed, and subject to the other provisions of this Lease, Tenant shall have the right of quiet enjoyment and use of the Premises for the Term without hindrance or interruption by Landlord or any other person claiming by or through Landlord.

20.12. SURVIVAL. All covenants of Landlord or Tenant which reasonably would be intended to survive the expiration or sooner termination of this Lease, including without limitation any warranty or indemnity hereunder, shall so survive and continue to be binding upon and inure to the benefit of the respective parties and their successors and assigns.

ARTICLE 21. EXECUTION AND RECORDING

21.1. COUNTERPARTS. This Lease may be executed in one or more counterparts, each of which shall constitute an original and all of which shall be one and the same agreement.

21.2. CORPORATE AND PARTNERSHIP AUTHORITY. If Tenant is a corporation, limited liability company or partnership, each individual executing this Lease on behalf of the entity represents and warrants that he is duly authorized to execute and deliver this Lease and that this Lease is binding upon the corporation, limited liability company or partnership in accordance with its terms. Tenant shall, at Landlord’s request, deliver a certified copy of its organizational documents or an appropriate certificate authorizing or evidencing the execution of this Lease.

21.3. EXECUTION OF LEASE; NO OPTION OR OFFER. The submission of this Lease to Tenant shall be for examination purposes only, and shall not constitute an offer to or option for Tenant to lease the Premises. Execution of this Lease by Tenant and its return to Landlord shall not be binding upon Landlord, notwithstanding any time interval, until Landlord has in fact executed and delivered this Lease to Tenant, it being intended that this Lease shall only become effective upon execution by Landlord and delivery of a fully executed counterpart to Tenant.

21.4. RECORDING. Tenant shall not record this Lease without the prior written consent of Landlord. Tenant, upon the request of Landlord, shall execute and acknowledge a “short form” memorandum of this Lease for recording purposes.

21.5. AMENDMENTS. No amendment or mutual termination of this Lease shall be effective unless in writing signed by authorized signatories of Tenant and Landlord, or by their respective successors in interest. No actions, policies, oral or informal arrangements, business dealings or other course of conduct by or between the parties shall be deemed to modify this Lease in any respect.

ARTICLE 22. MISCELLANEOUS

22.1. NONDISCLOSURE OF LEASE TERMS. Tenant acknowledges that the content of this Lease and any related documents are confidential information. Except to the extent disclosure is required by law, or due to a merger, acquisition or further financing, Tenant shall keep such confidential information strictly confidential and shall not disclose such confidential information to any person or entity other than Tenant’s financial, legal and space-planning consultants, provided, however, that Tenant may disclose the terms to prospective subtenants or assignees under this Lease or pursuant to legal requirement.

22.2. TENANT’S FINANCIAL STATEMENTS. The application, financial statements and tax returns, if any, submitted and certified to by Tenant as an accurate representation of its financial condition have been prepared, certified and submitted to Landlord as an inducement and consideration to Landlord to enter into this Lease. Tenant shall during the Term furnish Landlord with current annual financial statements accurately reflecting Tenant’s financial condition upon written request from Landlord within 10 business days following Landlord’s request; provided, however, that so long as Tenant is a publicly traded corporation on a nationally recognized stock exchange, the foregoing obligation to deliver the statements shall be waived.

22.3. MORTGAGEE PROTECTION. No act or failure to act on the part of Landlord which would otherwise entitle Tenant to be relieved of its obligations hereunder or to terminate this Lease shall result in such a release or termination unless (a) Tenant has given notice by registered or certified mail to any Mortgagee of a Mortgage covering the Building whose address has been furnished to Tenant and (b) such Mortgagee is afforded a reasonable opportunity to cure the default by Landlord (which shall in no event be less than 30 days), including, if necessary to effect the cure, time to obtain possession of the Building by power of sale or judicial foreclosure provided that such foreclosure remedy is diligently pursued. Tenant shall comply with any written directions by any Mortgagee to pay Rent due hereunder directly to such Mortgagee without determining whether a default exists under such Mortgagee’s Mortgage.

22.4. SDN LIST. Tenant hereby represents and warrants that neither Tenant nor any officer, director, employee, partner, member or other principal of Tenant (collectively, “Tenant Parties”) is listed as a Specially Designated National and Blocked Person (“SDN”) on the list of such persons and entities issued by the U.S. Treasury Office of Foreign Assets Control (OFAC). In the event Tenant or any Tenant Party is or becomes listed as an SDN, Tenant shall be deemed in breach of this Lease and Landlord shall have the right to terminate this Lease immediately upon written notice to Tenant.

LANDLORD:	TENANT:

THE IRVINE COMPANY LLC,	SERVICE-NOW.COM,
a Delaware limited liability company	a California corporation

By /s/ Ray Wirta	By /s/ Michael P. Scarpelli
Ray Wirta
President	Printed Name Michael P. Scarpelli

Title CFO

By /s/ Douglas G. Holte	By /s/ Dale R. Brown
Douglas G. Holte
President	Printed Name Dale R. Brown
Office Properties
Title VP of Finance

EXHIBIT A

DESCRIPTION OF PREMISES

4810 Eastgate Mall

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EXHIBIT A-1

FIRST RIGHT SPACE

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EXHIBIT B

Operating Expenses

(Net)

(a) From and after the Commencement Date, Tenant shall pay to Landlord, as additional rent, Tenant’s Share of all Operating Expenses, as defined in Section (f) below, incurred by Landlord in the operation of the Building and the Project. The initial estimate of Operating Expenses is $0.4517 a square foot. The term “Tenant’s Share” means that portion of any Operating Expenses determined by multiplying the cost of such item by a fraction, the numerator of which is the Floor Area and the denominator of which is the total rentable square footage, as determined from time to time by Landlord, of (i) the Building, for expenses determined by Landlord to benefit or relate substantially to the Building rather than the entire Project, and (ii) all or some of the buildings in the Project, for expenses determined by Landlord to benefit or relate substantially to all or some of the buildings in the Project rather than any specific building. Landlord reserves the right to allocate to the entire Project any Operating Expenses which may benefit or substantially relate to a particular building within the Project in order to maintain greater consistency of Operating Expenses among buildings within the Project. In the event that Landlord determines that the Premises or the Building incur a non-proportional benefit from any expense, or is the non-proportional cause of any such expense, Landlord may allocate a greater percentage of such Operating Expense to the Premises or the Building. In the event that any management and/or overhead fee payable or imposed by Landlord for the management of Tenant’s Premises is calculated as a percentage of the rent payable by Tenant and other tenants of Landlord, then the full amount of such management and/or overhead fee which is attributable to the rent paid by Tenant shall be additional rent payable by Tenant, in full, provided, however, that Landlord may elect to include such full amount as part of Tenant’s Share of Operating Expenses.

(b) Commencing prior to the start of the first full “Expense Recovery Period” of the Lease (as defined in Item 7 of the Basic Lease Provisions), and prior to the start of each full or partial Expense Recovery Period thereafter, Landlord shall give Tenant a written estimate of the amount of Tenant’s Share of Operating Expenses for the applicable Expense Recovery Period. Tenant shall pay the estimated amounts to Landlord in equal monthly installments, in advance, concurrently with payments of Basic Rent. If Landlord has not furnished its written estimate for any Expense Recovery Period by the time set forth above, Tenant shall continue to pay monthly the estimated Tenant’s Share of Operating Expenses in effect during the prior Expense Recovery Period; provided that when the new estimate is delivered to Tenant, Tenant shall, at the later of (i) 30 days following receipt of such estimate, or (ii) at the next monthly payment date, pay any accrued estimated Tenant’s Share of Operating Expenses based upon the new estimate. Landlord may from time to time change the Expense Recovery Period to reflect a calendar year or a new fiscal year of Landlord, as applicable, in which event Tenant’s Share of Operating Expenses shall be equitably prorated for any partial year.

(c) Within 180 days after the end of each Expense Recovery Period, Landlord shall furnish to Tenant a statement (a “Reconciliation Statement”) showing in reasonable detail the actual or prorated Tenant’s Share of Operating Expenses incurred by Landlord during such Expense Recovery Period, and the parties shall within 30 days thereafter make any payment or allowance necessary to adjust Tenant’s estimated payments of Tenant’s Share of Operating Expenses, if any, to the actual Tenant’s Share of Operating Expenses as shown by the Reconciliation Statement. Any delay or failure by Landlord in delivering any Reconciliation Statement shall not constitute a waiver of Landlord’s right to require Tenant to pay Tenant’s Share of Operating Expenses pursuant hereto. Any amount due Tenant shall be credited against installments next coming due under this Exhibit B, and any deficiency shall be paid by Tenant together with the next installment. Should Tenant fail to object in writing to Landlord’s determination of Tenant’s Share of Operating Expenses within 90 days following delivery of Landlord’s Reconciliation Statement, Landlord’s determination of Tenant’s Share of Operating Expenses for the applicable Expense Recovery Period shall be conclusive and binding on Tenant for all purposes and any future claims by Tenant to the contrary shall be barred.

(d) Even though this Lease has terminated and the Tenant has vacated the Premises, when the final determination is made of Tenant’s Share of Operating Expenses for the Expense Recovery Period in which this Lease terminates, Tenant shall within 30 days of written notice pay the entire increase over the estimated Tenant’s Share of Operating Expenses already paid. Conversely, any overpayment by Tenant shall be rebated by Landlord to Tenant not later than 30 days after such final determination. However, in lieu thereof, Landlord may deliver a reasonable estimate of the anticipated reconciliation amount to Tenant prior to the Expiration Date of the Term, in which event the appropriate party shall fund the amount by the Expiration Date.

(e) If, at any time during any Expense Recovery Period, any one or more of the Operating Expenses are increased to a rate(s) or amount(s) in excess of the rate(s) or amount(s) used in calculating the estimated Tenant’s Share of Operating Expenses for the year, then the estimate of Tenant’s Share of Operating Expenses may be increased by written notice from Landlord for the month in which such rate(s) or amount(s) becomes effective and for all succeeding months by an amount equal to the estimated amount of Tenant’s Share of the increase. Landlord shall give Tenant written notice of the amount or estimated amount of the increase, the month in which the increase will become effective, Tenant’s Share thereof and the months for which the payments are due. Tenant shall pay the increase to Landlord as part of the Tenant’s monthly payments of estimated expenses as provided in paragraph (b) above, commencing with the month in which effective.

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(f) The term “Operating Expenses” shall mean and include all Project Costs, as defined in Section (g) below, and Property Taxes, as defined in Section (h) below.

(g) The term “Project Costs” shall mean all expenses of operation, management, repair, replacement and maintenance of the Building and the Project, including without limitation all appurtenant Common Areas (as defined in Section 6.2 of the Lease), and shall include the following charges by way of illustration but not limitation: water and sewer charges; insurance premiums, deductibles, or reasonable premium equivalents or deductible equivalents should Landlord elect to self insure any risk that Landlord is authorized to insure hereunder; license, permit, and inspection fees; light; power; window washing; trash pickup; janitorial services to any interior Common Areas; heating, ventilating and air conditioning; supplies; materials; equipment; tools; reasonable fees for consulting services; access control/security costs, inclusive of the reasonable cost of improvements made to enhance access control systems and procedures; establishment of reasonable reserves for replacement of the roof of the Building (provided that any deficiencies will be covered from future reserves); costs incurred in connection with compliance with any laws or changes in laws applicable to the Building or the Common Areas of the Project; the cost of any capital improvements, replacements, or repairs that exceed $20,000 per year, (other than tenant improvements for specific tenants) to the extent of the amortized amount thereof over the useful life of such capital improvements or replacements (for HVAC deemed to be 20 years) (or, if such capital improvements or replacements are anticipated to achieve a cost savings as to the Operating Expenses, any shorter estimated period of time over which the cost of the capital improvements or replacements would be recovered from the estimated cost savings) calculated at a market cost of funds, all as reasonably determined by Landlord, for each year of useful life of such capital expenditure whether such capital expenditure occurs during or prior to the Term; costs associated with the maintenance of an air conditioning, heating and ventilation service agreement, and maintenance of any communications or networked data transmission equipment, conduit, cabling, wiring and related telecommunications facilitating automation and control systems, remote telecommunication or data transmission infrastructure within the Building and/or the Project, and any other maintenance, repair and non-capital replacement costs associated with such infrastructure; capital costs (amortized as set forth above) associated with a requirement related to demands on utilities by Project tenants, including without limitation the cost to obtain additional voice, data and modem connections; labor; reasonably allocated wages and salaries, fringe benefits, and payroll taxes for administrative and other personnel directly applicable to the Building and/or Project, including both Landlord’s personnel and outside personnel; any expense incurred pursuant to Sections 6.1, 6.2, 7.2, 10.2, and Exhibits C and F of the Lease; and reasonable and market-competitive overhead and/or management fees for the professional operation of the Project, provided that in no event shall the management fees for the Building (expressed as a percentage of gross receipts for the Building) exceed 3%. It is understood and agreed that Project Costs may include competitive charges for direct services (including, without limitation, management and/or operations services) provided by any subsidiary, division or affiliate of Landlord.

Notwithstanding the foregoing, in any given Expense Recovery Period earthquake insurance deductibles included in Project Costs shall be limited to an amount not to exceed $1.00 per rentable square foot of the Premises as an expense to Tenant per casualty event.

(h) The term “Property Taxes” as used herein shall include any form of federal, state, county or local government or municipal taxes, fees, charges or other impositions of every kind (whether general, special, ordinary or extraordinary) related to the ownership, leasing or operation of the Premises, Building or Project, including without limitation, the following: (i) all real estate taxes or personal property taxes levied against the Premises, the Building or Project, as such property taxes may be reassessed from time to time; and (ii) other taxes, charges and assessments which are levied with respect to this Lease or to the Building and/or the Project, and any improvements, fixtures and equipment and other property of Landlord located in the Building and/or the Project, (iii) all assessments and fees for public improvements, services, and facilities and impacts thereon, including without limitation arising out of any Community Facilities Districts, “Mello Roos” districts, similar assessment districts, and any traffic impact mitigation assessments or fees; (iv) any tax, surcharge or assessment which shall be levied in addition to or in lieu of real estate or personal property taxes, and (v) taxes based on the receipt of rent (including gross receipts or sales taxes applicable to the receipt of rent), and (vi) costs and expenses incurred in contesting the amount or validity of any Property Tax by appropriate proceedings. Notwithstanding the foregoing, general net income or franchise taxes or transfer fees imposed against Landlord shall be excluded.

(i) Notwithstanding the foregoing provisions of this Exhibit B, Operating Expenses shall exclude the following:

(1) All costs and expenses of operation of any child care, health club, restaurants and retail space in the Building;

(2) The wages and benefits of any employee who does not devote substantially all of his or her employed time to the Project unless such wages and benefits are prorated to reflect time spent on operating and managing the Project vis-à-vis time spent on matters unrelated to operating and managing the Project; provided that in no event shall Operating Costs include wages and/or benefits attributable to personnel above the level of portfolio property manager or chief engineer;

(3) Interest on debt or amortization on any Mortgage or Mortgages encumbering the Building;

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(4) All costs relating to activities for the marketing (including commissions), solicitation and execution or renewal of leases of space in the Project, including, without limitation, accounting and legal fees, advertising, printing costs and brochures, space planning, tenant allowances, leasehold improvements and other tenant concessions;

(5) Costs associated with the sale or refinancing of the Project, including, without limitation, attorneys’ fees, accounting costs, closing costs, consulting or brokerage commissions, origination fees or points, and interest cost or charges;

(6) Costs associated with the acquisition of the fee, ground lease (including payments due under a ground lease), air rights or development rights with respect to the Project;

(7) Cost of decorating, redecorating, or tenant installations incurred in connection with preparing rentable space for a new tenant (or retaining a tenant);

(8) Expenses in connection with services or other benefits which are not provided to Tenant or for which Tenant is charged for directly but which are provided to another tenant or occupant of the Project;

(9) Costs incurred by Landlord for repairs, replacements and/or restoration to or of the Building to the extent that Landlord is actually reimbursed by insurance or condemnation proceeds or by tenants (other than through Operating Expense pass-through), warrantors or other third persons;

(10) Costs incurred by Landlord for improvements or replacements (including structural additions), repairs, equipment and tools which are of a “capital” nature and/or which are considered “capital” improvements or replacements under GAAP, except for capital repairs/replacements to: (i) repair or replace existing items with like kind; (ii) required to comply with governmental codes or requirements; or (iii) to effectuate efficiencies in Building systems, and then to the extent included in Project Costs by the express terms of Section (g) of this Exhibit B;

(11) Overhead and profit increments paid to subsidiaries or affiliates of Landlord for services provided to the Building or any other portion of the Project to the extent the same exceeds the costs that would generally be charged for such services if rendered on a competitive basis (based upon a standard of similar office buildings in the general market area of the Premises) by unaffiliated third parties capable of providing such service;

(12) The cost of alterations of rentable space in the Building leased to Tenant and other tenants;

(13) Costs arising from the gross negligence or intentional misconduct of Landlord or its employees, contractors or agents;

(14) Costs incurred to remove, remedy, contain, or treat any hazardous material, which hazardous material is brought onto the Project (A) before the date of this Lease and (B) after the date hereof by Landlord or any other tenant of the Project or any other person other than Tenant, its employees, agents, licensees, subtenants or invitees, and is of such a nature, at that time, that a federal, state or municipal governmental authority, if it had then had knowledge of the presence of such hazardous material, in the state, and under the conditions, that it then exists on the Project, would have then required the removal of such hazardous material or other remedial or containment action with respect thereto;

(15) Penalties and interest charges as a result of Landlord not paying bills when due or within any grace period;

(16) Ground rent or similar payments to a ground lessor;

(17) Costs related to Landlord’s charitable or political contributions;

(18) Costs including attorney fees arising from claims, potential disputes or disputes between Landlord and tenants of the Project, except to the extent that the resolution of such claims or disputes will provide a tangible benefit to the Project and its tenants generally and not just for Landlord;

(19) Damage and repairs due to Landlord’s, its employees’, servants’ or agents’, gross negligence or willful misconduct;

(20) Electric power costs or other utility costs for which any tenant directly contracts with the utility company; and

(21) All costs associated with the operation of the business of the entity which constitutes “Landlord” (as distinguished from the costs of operating, maintaining, repairing, replacing and managing the Building or Project) including, but not limited to, Landlord’s or Landlord’s managing agent’s general corporate overhead and general administrative expenses.

(j) Provided no Default has occurred, Tenant shall have the right to cause a certified public accountant, engaged on a non-contingency fee basis, to audit Operating Expenses by inspecting

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Landlord’s general ledger of expenses not more than once during any Expense Recovery Period. However, to the extent that insurance premiums or any other component of Operating Expenses is determined by Landlord on the basis of an internal allocation of costs utilizing information Landlord in good faith deems proprietary, such expense component shall not be subject to audit so long as it does not exceed the amount per square foot typically imposed by landlords of other first class business parks in the vicinity of the Project. Tenant shall give notice to Landlord of Tenant’s intent to audit within 60 days after delivery of Landlord’s Reconciliation Statement which sets forth Tenant’s Share of Landlord’s actual Operating Expenses to Tenant. Such audit shall be conducted at a mutually agreeable time during normal business hours at the office of Landlord or its management agent where such accounts are maintained. If Tenant’s audit determines that actual Operating Expenses have been overstated by more than 5%, then subject to Landlord’s right to review and/or contest the audit results, Landlord shall reimburse Tenant for the reasonable out-of-pocket costs of such audit. Tenant’s rent shall be appropriately adjusted to reflect any overstatement in Operating Expenses. All of the information obtained by Tenant and/or its auditor in connection with such audit, as well as any compromise, settlement, or adjustment reached between Landlord and Tenant as a result thereof, shall be held in strict confidence and, except as may be required pursuant to litigation, shall not be disclosed to any third party, directly or indirectly, by Tenant or its auditor or any of their officers, agents or employees. Landlord may require Tenant’s auditor to execute a separate confidentiality agreement affirming the foregoing as a condition precedent to any audit. In the event of a violation of this confidentiality covenant in connection with any audit, then in addition to any other legal or equitable remedy available to Landlord, Tenant shall forfeit its right to any reconciliation or cost reimbursement payment from Landlord due to said audit (and any such payment theretofore made by Landlord shall be promptly returned by Tenant), and Tenant shall have no further audit rights under this Lease.

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EXHIBIT C

UTILITIES AND SERVICE

Tenant shall be responsible for and shall pay promptly, directly to the appropriate supplier, all charges for electricity metered to the Premises, telephone, telecommunications service, janitorial service, interior landscape maintenance and all other utilities, materials and services furnished directly to Tenant or the Premises or used by Tenant in, on or about the Premises during the Term, together with any taxes thereon. Landlord shall make a reasonable determination of Tenant’s proportionate share of the cost of water, gas, sewer, refuse pickup and any other utilities and services servicing the Common Areas of the Project, and Tenant shall pay such amount to Landlord, as an item of additional rent, within 30 days after delivery of Landlord’s statement or invoice therefor. Alternatively, Landlord may elect to include such cost in the definition of Project Costs in which event Tenant shall pay Tenant’s proportionate share of such costs in the manner set forth in Section 4.2.

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EXHIBIT D

TENANT’S INSURANCE

The following requirements for Tenant’s insurance shall be in effect during the Term, and Tenant shall also cause any subtenant to comply with the requirements. Landlord reserves the right to adopt reasonable nondiscriminatory modifications and additions to these requirements.

1. Tenant shall maintain, at its sole cost and expense, during the entire Term: (i) commercial general liability insurance with respect to the Premises and the operations of Tenant in, on or about the Premises, including but not limited to coverage for personal injury, contractual liability, independent contractors, broad form property damage, fire legal liability, products liability (if a product is manufactured within or sold from the Premises), and liquor law liability (if alcoholic beverages are sold, served or consumed within the Premises), which policy(ies) shall be written on an “occurrence” basis and for not less than $2,000,000 combined single limit per occurrence for bodily injury, death, and property damage liability; (ii) workers’ compensation insurance coverage as required by law, together with employers’ liability insurance coverage of at least $1,000,000 each accident and each disease; (iii) with respect to Alterations constructed by Tenant under this Lease, builder’s risk insurance, in an amount equal to the replacement cost of the work; and (iv) insurance against fire, vandalism, malicious mischief and such other additional perils as may be included in a standard “special form” policy, insuring all Alterations, trade fixtures, furnishings, equipment and items of personal property in the Premises, in an amount equal to not less than 90% of their replacement cost (with replacement cost endorsement), which policy shall also include business interruption coverage in an amount sufficient to cover 6 months of loss. In no event shall the limits of any policy be considered as limiting the liability of Tenant under this Lease.

2. All policies of insurance required to be carried by Tenant pursuant to this Exhibit D shall be written by insurance companies authorized to do business in the State of California and with a general policyholder rating of not less than “A-” and financial rating of not less than “VIII” in the most current Best’s Insurance Report. The deductible or other retained limit under any policy carried by Tenant shall be commercially reasonable, and Tenant shall be responsible for payment of such deductible or retained limit with waiver of subrogation in favor of Landlord. Any insurance required of Tenant may be furnished by Tenant under any blanket policy carried by it or under a separate policy. A certificate of insurance, certifying that the policy has been issued, provides the coverage required by this Exhibit and contains the required provisions, together with endorsements acceptable to Landlord evidencing the waiver of subrogation and additional insured provisions required below, shall be delivered to Landlord prior to the date Tenant is given the right of possession of the Premises. Proper evidence of the renewal of any insurance coverage shall also be delivered to Landlord not less than 10 days prior to the expiration of the coverage. In the event of a loss covered by any policy under which Landlord is an additional insured, Landlord shall be entitled to review a copy of such policy.

3. Tenant’s commercial general liability insurance shall contain a provision that the policy shall be primary to and noncontributory with any policies carried by Landlord, together with a provision including Landlord and any other parties in interest designated by Landlord as additional insureds. Tenant’s policies described in Subsections 1 (ii), (iii) and (iv) above shall each contain a waiver by the insurer of any right to subrogation against Landlord, its agents, employees, contractors and representatives. Tenant also waives its right of recovery for any deductible or retained limit under same policies enumerated above. All of Tenant’s policies shall contain a provision that the insurer will not cancel or change the coverage provided by the policy without first giving Landlord 30 days prior written notice, except for 10 days prior written notice for nonpayment of premium. Tenant shall also name Landlord as an additional insured on any excess or umbrella liability insurance policy carried by Tenant.

NOTICE TO TENANT: IN ACCORDANCE WITH THE TERMS OF THIS LEASE, TENANT MUST PROVIDE EVIDENCE OF THE REQUIRED INSURANCE TO LANDLORD’S MANAGEMENT AGENT PRIOR TO BEING AFFORDED ACCESS TO THE PREMISES.

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EXHIBIT E

RULES AND REGULATIONS

The following Rules and Regulations shall be in effect at the Building. Landlord reserves the right to adopt reasonable nondiscriminatory modifications and additions at any time. In the case of any conflict between these regulations and the Lease, the Lease shall be controlling.

1. The sidewalks, halls, passages, elevators, stairways, and other common areas shall not be obstructed by Tenant or used by it for storage, for depositing items, or for any purpose other than for ingress to and egress from the Premises. Should Tenant have access to any balcony or patio area, Tenant shall not place any furniture other personal property in such area without the prior written approval of Landlord.

2. Neither Tenant nor any employee or contractor of Tenant shall go upon the roof of the Building without the prior written consent of Landlord, as set forth in the Lease.

3. Intentionally omitted.

4. No antenna or satellite dish shall be installed by Tenant without the prior written agreement of Landlord.

5. The sashes, sash doors, windows, glass lights, solar film and/or screen, and any lights or skylights that reflect or admit light into the halls or other places of the Building shall not be covered or obstructed. If Landlord, by a notice in writing to Tenant, shall object to any curtain, blind, tinting, shade or screen attached to, or hung in, or used in connection with, any window or door of the Premises, the use of that curtain, blind, tinting, shade or screen shall be immediately discontinued and removed by Tenant. No awnings shall be permitted on any part of the Premises.

6. The installation and location of any unusually heavy equipment in the Premises, including without limitation file storage units, safes and electronic data processing equipment, shall require the prior written approval of Landlord. The moving of large or heavy objects shall occur only between those hours as may be designated by, and only upon previous notice to, Landlord. No freight, furniture or bulky matter of any description shall be received into or moved out of the lobby of the Building or carried in any elevator other than the freight elevator (if available) designated by Landlord unless approved in writing by Landlord.

7. Any pipes or tubing used by Tenant to transmit water to an appliance or device in the Premises must be made of copper or stainless steel, and in no event shall plastic tubing be used for that purpose.

8. Tenant shall not place any lock(s) on any door in the Premises or Building without Landlord’s prior written consent, which consent shall not be unreasonably withheld. Upon the termination of its tenancy, Tenant shall deliver to Landlord all the keys to offices, rooms and toilet rooms and all access cards which shall have been furnished to Tenant or which Tenant shall have had made.

9. Tenant shall not install equipment requiring electrical or air conditioning service in excess of that to be provided by Landlord under the Lease without prior written approval from Landlord.

10. Tenant shall not use space heaters within the Premises.

11. Tenant shall not do or permit anything to be done in the Premises, or bring or keep anything in the Premises, which shall in any way increase the insurance on the Building, or on the property kept in the Building, or interfere with the rights of other tenants, or conflict with any government rule or regulation.

12. Tenant shall not use or keep any foul or noxious gas or substance in the Premises.

13. Tenant shall not permit the Premises to be occupied or used in a manner offensive or objectionable to Landlord or other occupants of the Building by reason of noise, odors and/or vibrations, or interfere in any way with other tenants or those having business with other tenants.

14. Tenant shall not permit any animals or birds be kept by Tenant in or about the Building.

15. Neither Tenant nor its employees, agents, contractors, invitees or licensees shall bring any firearm, whether loaded or unloaded, into the Project at any time.

16. Smoking anywhere within the Premises or Building is strictly prohibited, and Landlord may enforce such prohibition pursuant to Landlord’s leasehold remedies. Smoking is permitted outside the Building and within the project only in areas designated by Landlord.

17. Tenant shall not install an aquarium of any size in the Premises unless otherwise approved by Landlord.

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18. Tenant shall not utilize any name selected by Landlord from time to time for the Building and/or the Project as any part of Tenant’s corporate or trade name. Landlord shall have the right to change the name, number or designation of the Building or Project without liability to Tenant. Tenant shall not use any picture of the Building in its advertising, stationery or in any other manner.

19. Tenant shall, upon request by Landlord, supply Landlord with the names and telephone numbers of personnel designated by Tenant to be contacted on an after-hours basis should circumstances warrant.

20. Landlord may from time to time grant tenants individual and temporary variances from these Rules, provided that any variance does not have a material adverse effect on the use and enjoyment of the Premises by Tenant.

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EXHIBIT F

PARKING

Tenant shall be entitled to the number of vehicle parking spaces set forth in Item 11 of the Basic Lease Provisions, which spaces shall be unreserved and unassigned, on those portions of the Common Areas designated by Landlord for parking (“Parking Area”). Tenant shall not use more parking spaces than such number. Landlord shall provide Tenant with 5 stenciled visitor parking spaces to be located in the front of the main lobby area to the Building. During the Term, there shall be no charge for the parking spaces. All parking spaces shall be used only for parking of vehicles no larger than full size passenger automobiles, sport utility vehicles or pickup trucks. Tenant shall not permit or allow any vehicles that belong to or are controlled by Tenant or Tenant’s employees, suppliers, shippers, customers or invitees to be loaded, unloaded or parked in areas other than those designated by Landlord for such activities. If Tenant permits or allows any of the prohibited activities described above, then Landlord shall have the right, without notice, in addition to such other rights and remedies that Landlord may have, to remove or tow away the vehicle involved and charge the costs to Tenant. Parking within the Common Areas shall be limited to striped parking stalls, and no parking shall be permitted in any driveways, access ways or in any area which would prohibit or impede the free flow of traffic within the Common Areas. There shall be no parking of any vehicles for longer than a 96 hour period unless otherwise authorized by Landlord, and vehicles which have been abandoned or parked in violation of the terms hereof may be towed away at the owner’s expense. Nothing contained in this Lease shall be deemed to create liability upon Landlord for any damage to motor vehicles of visitors or employees, for any loss of property from within those motor vehicles, or for any injury to Tenant, its visitors or employees, unless ultimately determined to be caused by the sole negligence or willful misconduct of Landlord. Landlord shall have the right to establish, and from time to time amend, and to enforce against all users all reasonable rules and regulations (including the designation of areas for employee parking) that Landlord may deem necessary and advisable for the proper and efficient operation and maintenance of parking within the Common Areas. Landlord shall have the right to construct, maintain and operate lighting facilities within the parking areas; to change the area, level, location and arrangement of the parking areas and improvements therein; to restrict parking by tenants, their officers, agents and employees to employee parking areas; to enforce parking charges (by operation of meters or otherwise); and to do and perform such other acts in and to the parking areas and improvements therein as, in the use of good business judgment, Landlord shall determine to be advisable. Any person using the parking area shall observe all directional signs and arrows and any posted speed limits. In no event shall Tenant interfere with the use and enjoyment of the parking area by other tenants of the Project or their employees or invitees. Parking areas shall be used only for parking vehicles. Washing, waxing, cleaning or servicing of vehicles, unless otherwise authorized by Landlord. Tenant shall be liable for any damage to the parking areas caused by Tenant or Tenant’s employees, suppliers, shippers, customers or invitees, including without limitation damage from excess oil leakage. Tenant shall have no right to install any fixtures, equipment or personal property in the parking areas.

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EXHIBIT G

ADDITIONAL PROVISIONS

1. LANDLORD RESPONSIBILITIES.

(a) Landlord will deliver the Premises and Parking Area in conformance with the provisions of Title III of the Americans With Disabilities Act (“ADA”) and in compliance with all life safety, Title 24 and seismic codes. Said costs of compliance shall be Landlord’s sole cost and expense and shall not be part of Project Costs. Landlord shall correct, repair or replace any non-compliance of the Building and the Common Areas with any revisions or amendments to applicable building codes, including the ADA, becoming effective after the execution of this Lease, provided that the amortized cost of such repairs or replacements (amortized over the useful life thereof) shall be included as Project Costs payable by Tenant. All other ADA compliance issues which pertain to the Premises after the Commencement Date in connection with Tenant’s construction of any Alterations or other improvements in the Premises and the operation of Tenant’s business and employment practices in the Premises, shall be the responsibility of Tenant at its sole cost and expense. The repairs, corrections or replacements required of Landlord or of Tenant under the foregoing provisions of this Section shall be made promptly following notice of non-compliance from any applicable governmental agency.

(b) Landlord warrants to Tenant that the roof, plumbing, fire sprinkler system, lighting, heating, ventilation and air conditioning systems and electrical systems serving the Premises and Parking Area shall be in good operating condition on the Commencement Date of this Lease. Landlord shall correct all HVAC deficiencies prior to the Commencement Date as delineated in the Alpha Mechanical, Inc. report dated February 9, 2012 and attached hereto as Exhibit G-1. Provided that Tenant shall notify Landlord of a non-compliance with the foregoing warranty not later than 6 months following the Commencement Date and further provided that such condition was not caused by Tenant, its agents, employees or contractors, then Landlord shall, except as otherwise provided in this Lease, promptly after receipt of written notice from Tenant setting forth the nature and extent of such non-compliance, rectify same at Landlord’s sole cost and expense (and not as a Project Cost). Landlord will cause any existing warranties Landlord has or will have for the above items to be assigned to Tenant.

(c) Landlord shall correct, repair and/or replace, at its sole cost and expense and not as a Project Cost, the structural components of the roof, the load-bearing walls and the foundations and footings of the Building serving the Premises. Notwithstanding the foregoing, Landlord’s obligation contained in this Section to bear such costs and expenses shall not apply: (i) to the cost of replacing the roof membrane and accompanying roof materials as and when such replacement is required, nor (ii) to the extent of the negligence or willful misconduct by Tenant, its employees, agents, contractors, licensees or invitees (in which case Tenant shall be responsible for the reasonable costs of such repairs and/or replacements). The repairs or replacements required of Landlord pursuant to this Section shall be made promptly following notice from Tenant.

2. TEMPORARY SPACE. Landlord shall lease to Tenant, and Tenant shall lease from Landlord, approximately 10,000 rentable square feet of space in the Project for Tenant’s temporary use until the Commencement Date of the Lease (the “Temporary Premises”). The lease of the Temporary Premises shall be subject to all of the terms of the Lease except that: (i) the lease term for the Temporary Premises shall commence (“Commencement Date for the Temporary Premises”) on the date Landlord makes the Temporary Premises available to Tenant following the execution of this Lease, and shall continue thereafter until 30 days after the Commencement Date of the Lease, or, if applicable, the sooner termination of the Lease; (ii) there shall be no charge for the Temporary Premises during Tenant’s occupancy thereof; and (iii) Tenant shall take possession of the Temporary Premises in its existing condition (i.e., “as-is”), and waives any right or claim against Landlord arising out of the condition of the Temporary Premises. If Tenant fails to vacate the Temporary Premises by 30 days after the Commencement Date of the Lease, then Tenant’s occupancy thereafter shall be subject to the provisions of Section 15.3 of the Lease.

3. RIGHT TO EXTEND. Provided that Tenant is not in Default under any provision of this Lease at the time of exercise of the extension right granted herein, and provided further that Tenant is occupying at least 60% of the Building (or in the event Tenant leases one or more of the First Right Spaces Tenant shall occupy at least 75% of the then total rentable square feet of the Premises) and has not assigned or sublet any of its interest in this Lease (except in connection with a Permitted Transfer of this Lease to an Affiliate as described in Section 9.1(e) hereof), Tenant may extend the Term of this Lease for one period of 60 months. Tenant shall exercise its right to extend the Term by and only by delivering to Landlord, not less than 9 months nor more than 12 months prior to the expiration date of the Term, Tenant’s written notice of its irrevocable commitment to extend (the “Commitment Notice”). Should Tenant fail timely to deliver the Commitment Notice, then this extension right shall thereupon lapse and be of no further force or effect.

The Basic Rent payable under the Lease during the extension of the Term shall be at the prevailing market rental rate (including periodic adjustments) for comparable and similarly improved office space being leased by Landlord in the Project as of the commencement of the extension period, based on a reasonable extrapolation of Landlord’s then-current leasing rates (the “Prevailing Rate”). In the event that the parties are not able to agree on the Prevailing Rate within 120 days prior to the expiration date of the Term, then either party may elect, by written notice to the other party, to cause said rental, including subsequent adjustments, to be determined by appraisal as follows.

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Within 10 business days following receipt of such appraisal election, the parties shall attempt to agree on an appraiser to determine the Prevailing Rate. If the parties are unable to agree in that time, then each party shall designate an appraiser within 10 business days thereafter. Should either party fail to so designate an appraiser within that time, then the appraiser designated by the other party shall determine the Prevailing Rate. Should each of the parties timely designate an appraiser, then the two appraisers so designated shall appoint a third appraiser who shall, acting alone, determine the fair market rental value of the Premises. Any appraiser designated hereunder shall have an M.A.I. certification or equivalent with not less than 5 years experience in the valuation of commercial office buildings in San Diego County, California.

Within 10 business days following the selection of the appraiser, Landlord and Tenant shall each submit in writing to the appraiser its determination of the rental rate for the extension period (respectively, the “Landlord’s Determination” and the “Tenant’s Determination”). Should either party fail timely to submit its rental determination, then the determination of the other party shall be conclusive and binding on the parties. The appraiser shall not disclose to either party the rental determination of the other party until the expiration of that 10 business day period or, if sooner, the appraiser’s receipt of both the Landlord’s Determination and the Tenant’s Determination.

Within 30 days following the selection of the appraiser and such appraiser’s receipt of the Landlord’s Determination and the Tenant’s Determination, the appraiser shall determine whether the rental rate determined by Landlord or by Tenant more accurately reflects Prevailing Rate for the Premises, as reasonably extrapolated to the commencement of the extension term. Accordingly, either the Landlord’s Determination or the Tenant’s Determination shall be selected by the appraiser as the fair market rental rate for the extension period. In determining such value, the appraiser shall first consider rental comparables for the Building and the Project, provided that if adequate comparables do not exist then the appraiser may consider transactions involving similarly improved space shown on Exhibit Y with appropriate adjustments for differences in location and quality of project. In no event shall the appraiser attribute factors for market tenant improvement allowances or brokerage commissions to reduce said fair market rental (it being understood, however, that if a proposed third party tenant transaction for the Premises would require the payment of a brokerage commission by Landlord and if Tenant is then being actively represented by a broker, Landlord shall pay a comparable commission to Tenant’s broker). At any time before the decision of the appraiser is rendered, either party may, by written notice to the other party, accept the rental terms submitted by the other party, in which event such terms shall be deemed adopted as the agreed fair market rental. The fees of the appraiser(s) shall be borne entirely by the party whose determination of the fair market rental rate was not accepted by the appraiser.

Within 20 days after the determination of the fair market rental, Landlord shall prepare a reasonably appropriate amendment to this Lease for the extension period and Tenant shall execute and return same to Landlord within 10 days. Should the fair market rental not be established by the commencement of the extension period, then Tenant shall continue paying rent at the rate in effect during the last month of the initial Term, and a lump sum adjustment shall be made promptly upon the determination of such new rental.

If Tenant fails to timely comply with any of the provisions of this paragraph, Tenant’s right to extend the Term may, at Landlord’s election and in addition to any other remedies that may be available to Landlord, be extinguished, in which event the Lease shall automatically terminate as of the initial expiration date of the Term. Any attempt to assign or transfer any right or interest created by this paragraph to other than an Affiliate shall be void from its inception. Tenant shall have no other right to extend the Term beyond the single 60 month extension created by this paragraph. Unless agreed to in a writing signed by Landlord and Tenant, any extension of the Term, whether created by an amendment to this Lease or by a holdover of the Premises by Tenant, or otherwise, shall be deemed a part of, and not in addition to, any duly exercised extension period permitted by this paragraph. Time is specifically made of the essence in this Section.

4. RIGHT OF FIRST OFFER. Provided Tenant is not then in Default hereunder, Landlord hereby grants Tenant a one-time right (“First Right”) to lease, during the initial 96 month Term of this Lease, each of the following spaces: (i) approximately 47,000 rentable square feet of office space at the building known as 4760 Eastgate Mall and (ii) approximately 65,000 rentable square feet of office space at the building known as 4820 Eastgate mall, all shown on Exhibit A-1 hereto (collectively “First Right Space”) in accordance with and subject to the provisions of this Section; provided that this First Right shall cease to be effective during the final 12 months of the Term unless and until Tenant exercises its extension option set forth in Paragraph 3 of Exhibit G above. Except as otherwise provided below, prior to leasing the First Right Space, or any portion thereof, to any other party during the period that this First Right is in effect and after determining that the existing tenant in the First Right Space will not extend or renew the term of its lease, Landlord shall give Tenant written notice of the basic economic terms including but not limited to the Basic Rent, term, operating expense base, security deposit, and tenant improvement allowance (collectively, the “Economic Terms”), upon which Landlord is willing to lease such particular First Right Space to Tenant or to a third party; provided that the Economic Terms shall exclude brokerage commissions and other Landlord payments that do not directly inure to the tenant’s benefit. In no event shall Landlord give Tenant a notice of availability earlier than 6 months prior to the termination date of the existing leases relating to the First Right Space. It is understood that should Landlord intend to lease other office space in addition to the First Right Space as part of a single transaction, then Landlord’s notice shall so provide and all such space shall collectively be subject to the following provisions. Within 10 business days after receipt of Landlord’s notice, Tenant must give Landlord written notice pursuant to

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which Tenant shall elect to (i) lease all, but not less than all, of the space specified in Landlord’s notice (the “Designated Space”) upon such Economic Terms and the same non-Economic Terms as set forth in this Lease; (ii) refuse to lease the Designated Space, specifying that such refusal is not based upon the Economic Terms, but upon Tenant’s lack of need for the Designated Space, in which event Landlord may lease the Designated Space upon any terms it deems appropriate; or (iii) refuse to lease the Designated Space, specifying that such refusal is based upon said Economic Terms, in which event Tenant shall also specify revised Economic Terms upon which Tenant shall be willing to lease the Designated Space. In the event that Tenant does not so respond in writing to Landlord’s notice within said period, Tenant shall be deemed to have elected clause (ii) above. In the event Tenant gives Landlord notice pursuant to clause (iii) above, Landlord may elect to either (x) lease the Designated Space to Tenant upon such revised Economic Terms and the same other non-Economic Terms as set forth in this Lease, or (y) lease the Designated Space to any third party upon Economic Terms which are more than 5% more favorable to Landlord than those Economic Terms proposed by Tenant. Should Landlord so elect to lease the Designated Space to Tenant, then Landlord shall promptly prepare and deliver to Tenant an amendment to this Lease consistent with the foregoing, and Tenant shall execute and return same to Landlord within 10 business days. Tenant’s failure to timely return the amendment shall entitle Landlord to specifically enforce Tenant’s commitment to lease the Designated Space, to lease such space to a third party, and/or to pursue any other available legal remedy. Notwithstanding the foregoing, it is understood that Tenant’s First Right shall be subject to any extension or expansion rights previously granted by Landlord to any third party tenant in the Building, as well as to any such rights which may hereafter be granted by Landlord to any third party tenant occupying the First Right Space or any portion thereof, and Landlord shall in no event be obligated to initiate this First Right prior to leasing any portion of the First Right Space to the then-current occupant thereof. Tenant’s rights under this Section shall be personal to the original Tenant named in this Lease and may not be assigned or transferred (except in connection with a Permitted Transfer of this Lease to an Affiliate as described in Section 9.1(e) hereof). Any other attempted assignment or transfer shall be void and of no force or effect.

5. EXTERIOR/MONUMENT SIGNAGE. Tenant shall have the right to install: (i) one non-exclusive monument sign facing Eastgate Mall and (ii) 2 exterior Building top signs as follows (one facing Eastgate Mall and one above the lobby entrance facing north) (collectively, the “Exterior Signage”), which signage shall consist of “ServiceNow.” The type and design of such signage shall be subject to the prior written approval of Landlord and the City of San Diego, and shall be consistent with Landlord’s signage criteria for the Project attached hereto as Exhibit Z. Fabrication, installation, insurance, and maintenance of such signage shall be at Tenant’s sole cost and expense. Tenant understands and agrees that Landlord shall reasonably pre-approve the designated contractor selected by Tenant for installing the Exterior Signage. Except for the foregoing, no sign, advertisement or notice visible from the exterior of the Premises shall be inscribed, painted or affixed by Tenant on any part of the Premises without the prior consent of Landlord. Tenant’s signage right shall belong solely to the original Tenant and may not be transferred or assigned (except in connection with an assignment of this Lease to an Affiliate as described in Section 9.1(e) hereof) without Landlord’s prior written consent which will not be unreasonably withheld by Landlord. In the event Tenant, exclusive of any subtenant(s), fails to occupy at least 60% of the Building (or in the event Tenant leases one or more of the First Right Spaces, then Tenant fails to occupy at least 75% of the then total rentable square feet of the Premises), then Tenant shall, within thirty (30) days following notice from Landlord, remove the Exterior Signage at Tenant’s expense. Tenant shall remove such signage promptly following the expiration or earlier termination of the Lease. Any such removal shall be at Tenant’s sole expense, and Tenant shall bear the cost of any resulting repairs to the Building that are reasonably necessary due to the removal.

6. TENANT’S SECURITY SYSTEM. Subject to the terms of this Lease, including, without limitation Section 7.3 of this Lease, Tenant may, at its own expense, install its own security system (“Tenant’s Security System”) in the Premises, provided, however, that Tenant shall coordinate the installation and operation of Tenant’s Security System with Landlord to assure that Tenant’s Security is compatible with Landlord’s security system and the Building’s systems and equipment and to the extent that Tenant’s Security System is not compatible with Landlord’s security system and the Building systems equipment, Tenant shall not be entitled to install or operate it (and Tenant shall not actually install or operate Tenant’s Security System unless Tenant has obtained Landlord’s approval of such compatability in writing prior to such installation or operation). Tenant shall be solely responsible, at Tenant’s sole cost and expense, for the monitoring, operation and removal of Tenant’s Security System.

7. SATELLITE DISH. Tenant shall have the right to maintain and operate within an area designated by Landlord on the roof of the Building (the “Licensed Area”), during the Term of this Lease, communication equipment (the “Dish”) at a location determined by Landlord (of which the height, appearance and installation procedures must be approved in writing by Landlord) in accordance with and subject to the following terms. Tenant shall utilize a contractor reasonably acceptable to Landlord to install the Dish, which contractor shall comply with Landlord’s construction rules for the Building, including without limitation Landlord’s standard insurance requirements. Landlord reserves the right upon reasonable notice to Tenant to require either (a) the relocation of all equipment installed by Tenant to another location on the roof of the Building, or (b) the removal of any or all of such equipment should Landlord determine that its presence may result in damage to the Building and that Tenant has not made satisfactory arrangements to protect Landlord therefrom. Tenant shall use the Licensed Area only for the operation and maintenance of the Dish and the necessary mechanical and electrical equipment to service the Dish. The right to utilize the Dish and Licensed Area shall be limited solely to Tenant, and in no event may Tenant assign or sublicense such right to other than an Affiliate. Tenant shall not use or permit any other person to use the Licensed Area for any improper use or for any operation which would constitute a nuisance, and Tenant shall at all times conform to and cause all persons using any part of the Licensed

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Area to comply with all public laws, ordinances and regulations from time to time applicable thereto and to all operations thereon. Tenant shall require its employees, when using the Licensed Area, to stay within the immediate confines thereof. In the event a cable television system is operating in the area, Tenant shall at all times conduct its operations so as to ensure that the cable television system shall not be subject to harmful interference as a result of such operations by Tenant. Upon notification from Landlord of any such interference, Tenant agrees to immediately take the necessary steps to correct such situation, and Tenant’s failure to do so shall be deemed a default under the terms of this Lease. During the Lease Term, Tenant shall comply with any standards promulgated by applicable governmental authorities or otherwise reasonably established by Landlord regarding the generation of electromagnetic fields. Should Landlord determine in good faith at any time that the Dish poses a health or safety hazard to occupants of the Building, Landlord may require Tenant to remove the Dish or make other arrangements satisfactory to Landlord. Any claim or liability resulting from the use of the Dish shall be subject to Tenant’s indemnification obligation as set forth in Section 10.3 of the Lease. Upon the expiration or earlier termination of this Lease, Tenant shall remove the Dish and all other equipment installed by it and shall restore the Licensed Area to its original condition.

8. SUPPLEMENTAL HVAC UNIT. Tenant shall have the right to install and maintain up to 2 supplemental air condition units servicing only the Premises on the roof of the Building (“Supplemental HVAC Unit”). The costs of operating, maintaining and repairing any Supplemental HVAC Unit shall be borne solely by Tenant; provided that Landlord shall provide the maintenance and repair to such Supplemental HVAC Unit and charge Tenant the same as additional rent. Such costs shall include all metered electrical charges, together with the cost to supply cooling water or other means of heat dissipation for the Supplemental HVAC Unit. Should Tenant desire to install such Supplemental HVAC Unit, the plans and specifications must be submitted in advance to Landlord and approved in writing by Landlord. Such installation shall be at Tenant’s sole expense and shall include installation of a separate meter for the operation of the Supplemental HVAC Unit.

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EXHIBIT G-1

ALPHA MECHANICAL, INC. LETTER

Irvine Co., 4810 Eastgate Mall

RE: Building equipment condition/evaluation

As per your request, the following is an evaluation/condition report for the HVAC equipment at above said address.

AC#1

Make: Trane

Model #: SXHGC9040-90 ton

Serial #: C99J19645M-year 1999

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Found VFD for supply fan #1 running at a slower speed than #2. Signal from unit was at 60% but unable to diagnose problem due to a bad display on VFD and no other displays are on sight. It is probable that the VFD will need to be replaced.

•	The retum/outside air modulating motor is bad and outside air damper section is frozen and inoperable

•	All compressors and condenser fan motors are operable at this time.

•	Condenser coils are in good condition.

The unit overall condition is good. With repairs to this unit and proper preventative maintenance the life expectancy should be 5+ years.

AC #2

Make: Trane

Model #: SXHGC9040-90 ton

Serial #: C99J19644M-year 1999

•

Found line voltage wiring at condenser fan fuse block over heated and broken. Made temporary repair to wire to check fans. Will need to make permanent repairs to fuse block All condenser fans are operable.

•	Found fuses blown to control transformers due to corroded wiring. Made repairs to wiring and replaced fuses in order to check unit operation.

•	Compressor 1C is grounded and needs to be replaced.

•	All 3 VFD display modules for the return and supply fans are missing.

•	The west side supply fan has been disabled due to a grounded VFD. The supply fan motor checks good with a meter but unable to test run.

•	The return/outside air damper linkage is broken and outside damper section frozen and inoperable.

•	The condenser coils are in good condition.

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The unit overall condition is good. With repairs to this unit and proper preventative maintenance the life expectancy should be 5+ years.

AC #3

Make: Trane

Model #: SXHGD1140-105 ton

Serial #: C99J19647M-year 1999

•	The return/outside air damper linkage is disconnected and outside damper section frozen and inoperable.

•	All 3 VFD display modules for return and supply fans are missing.

•	Supply and return fan belts need replaced.

•	All compressors and condenser fans are operable.

•	The condenser coils are in good condition.

The unit overall condition is good. With repairs to this unit and proper preventative maintenance the life expectancy should be 5+ years.

Heating hot water boiler

Make: Raypak

Model #: H9-2072

Serial #: 9912165413-year 1998-99

•	The auto fill make up water station for the hot water loop is defective and needs to be replaced.

•	The loop temperature gauges are bad.

•	The manual high limit control is bad and the auto high limit control is out of range.

•	The heat exchanger is severely sooted and needs a complete tear down, cleaning of burners/heat exchanger and further inspection.

•	There is no low water cutout installed on the boiler.

•	The combustion air intake has been altered and ducted to each induction fan motor.

•

The boiler had a lock out flame failure possibly due to that the boiler doesn’t have a bypass for cold water start up. When starting a boiler in a cold water state without a minimum inlet water temperature, condensation occurs in the burner chamber resulting in sooting and other failures.

•	A portion of the original control components have been removed and after market parts installed and wired into system altering its original design and functionality.

Due to the current known condition, alteration of original manufacturers design, existing state of boiler and extensive cost of attempting to return the equipment back to original specifications and functionality, Alpha Mechanical recommends replacement. The boiler is non operational at this time.

6

Hot water circulation pumps

Make: B&G

Model #:NA-10 HP

East pump

•	The pump/motor assembly is in good condition. There are no signs of water leaks or noisy bearings.

West pump

•	This pump was not running at time of inspection and there is no manual override switch located on the roof and no control front end to alternate motors.

•	Visual inspection of pump shows no signs of seal leakage and motor does rotate by hand.

•	Insulation on roof for hot water piping is intact and in fair/good condition.

Exhaust fan #9-bathrooms

Make: Greenheck

Model #: CUBE-120-4

Serial#: 99K08577

•	Needs drive belt replaced. Overall unit condition is good.

Exhaust fan #8-elevator

Make: Greenheck

Model #:CUBE-240-10

Serial #: 99K0866

•	Needs belt. Overall unit condition is good.

Exhaust fan #2-parking garage

Make: Greenheck

Model #: 36-TCF-9-HCH-II

Serial #: 79K11183

•	Unit is operational and in good condition.

Exhaust fan #3-parking garage (located on roof)

Make: Greenheck

Model #: M-30-TCF-9-UBRM-II

Serial #: 99K05672

•	Needs drive belt replaced. Overall unit condition is good.

7

Exhaust fan #4-parking garage (located on roof)

Make: Greenheck

Model #: M-30-TCF-9-UBRM-II

Serial #: 99K05671

•	Needs drive belt replaced. Overall unit condition is good.

Made visual inspections of medium pressure ducting and VAV boxes throughout building for deficiencies and air leaks. None were found at this time. We were unable to view any operational errors on VAV boxes as there is no front end at building site.

8

EXHIBIT H

IRREVOCABLE STANDBY LETTER OF CREDIT

Number:
Date:
Amount:
Expiration:

BENEFICIARY	ACCOUNT PARTY
The Irvine Company LLC	________________________
550 Newport Center Drive	________________________
Newport Beach, CA 92660	________________________
Attn: Senior Vice President, Finance	________________________
Office Properties

We hereby issue our Irrevocable Letter of Credit No.             in favor of The Irvine Company LLC (“Beneficiary”), its successors by operations of law or transferee(s), for the account of             . We undertake to honor your sight draft, upon presentation at our office in Los Angeles, California, for any sum or sums not to exceed a total of             ($             ) in favor of Beneficiary when accompanied by the original of this Letter of Credit.

Partial and multiple drawings are permitted under this Letter of Credit. In the event of a partial draw, the amount of the draft shall be endorsed on the reverse side hereof.

THIS LETTER OF CREDIT IS TRANSFERABLE, BUT ONLY IN ITS ENTIRETY, AND MAY BE SUCCESSIVELY TRANSFERRED. TRANSFER OF THIS LETTER OF CREDIT SHALL BE EFFECTED BY US UPON YOUR SUBMISSION OF THIS ORIGINAL LETTER OF CREDIT, INCLUDING ALL AMENDMENTS, IF ANY, ACCOMPANIED BY THE ATTACHED TRANSFER REQUEST FORM DULY COMPLETED AND SIGNED, WITH THE SIGNATURE THEREON AUTHENTICATED BY YOUR BANK ALONG WITH PAYMENT OF OUR TRANSFER CHARGES AS INDICATED THEREIN. IN ANY EVENT, THIS LETTER OF CREDIT WILL NOT BE TRANSFERRED TO ANY PERSON OR ENTITY LISTED IN OR OTHERWISE SUBJECT TO ANY SANCTION OR EMBARGO UNDER ANY APPLICABLE RESTRICTIONS.

It is a condition of this Letter of Credit that it shall remain enforceable as of the issuance date hereof and shall expire on [— insert date that             from the issuance date —]; and it shall be deemed automatically extended for successive one-year periods without amendment from the present or any future expiry date unless at least thirty (30) days prior to the expiration date we send you our notice in writing by certified mail, return receipt requested or courier, that we elect not to extend this Letter of Credit for any subsequent year.

The draft must be marked “Drawn under             Letter of Credit No.            dated             .”

WE ENGAGE WITH YOU THAT DOCUMENTS PRESENTED UNDER AND IN COMPLIANCE WITH THE TERMS AND CONDITIONS OF THIS LETTER OF CREDIT WILL BE DULY HONORED ON PRESENTATION IF PRESENTED AT OUR OFFICE AT [                    ], ATTN: STANDBY LETTER OF CREDIT UNIT, ON OR BEFORE THE EXPIRATION DATE OF THIS LETTER OF CREDIT. THE ORIGINAL LETTER OF CREDIT MUST ACCOMPANY THE DOCUMENTS PRESENTED FOR PAYMENT HEREUNDER FOR ENDORSEMENT.

EXCEPT WHEN THE AMOUNT OF THE DRAWING FULLY UTILIZES THIS LETTER OF CREDIT, WE UNDERTAKE TO RETURN THE ORIGINAL LETTER OF CREDIT TO YOU WITH THE AMOUNT OF THE PAYMENT ENDORSED THEREON.

There are no other conditions of this letter of credit. Except so far as otherwise stated, this credit is subject to the International Standby Practices 1998, International Chamber of Commerce Publication No. 590 (“ISP98”), and as to the matters not governed by ISP98, shall be construed in accordance in accordance with the law of the State of California.

PLEASE ADDRESS ALL CORRESPONDENCE REGARDING THIS LETTER OF CREDIT TO THE ATTENTION OF THE STANDBY LETTER OF CREDIT UNIT, [                    ], INCLUDING THE LETTER OF CREDIT NUMBER MENTIONED ABOVE. FOR TELEPHONE ASSISTANCE, PLEASE CONTACT THE STANDBY CLIENT SERVICE UNIT AT 1-800-634-1969, SELECT OPTION 1, OR (213)-XXX-XXXX, AND HAVE THIS LETTER OF CREDIT NUMBER AVAILABLE.

By:
By:

1

EXHIBIT X

WORK LETTER

DOLLAR ALLOWANCE

[SECOND GENERATION SPACE]

The Tenant Improvement work (herein “Tenant Improvements”) shall consist of any work required to complete the Premises pursuant to plans and specifications approved by both Landlord and Tenant. All of the Tenant Improvement work shall be performed by a contractor engaged by Landlord and selected on the basis of competitive bids submitted by 3 general contractors designated by Landlord and reasonably approved by Tenant. The work shall be undertaken in accordance with the procedures and requirements set forth below.

I.	ARCHITECTURAL AND CONSTRUCTION PROCEDURES

A.

Tenant has approved, or shall approve within the time period set forth below, a detailed space plan for the Premises, prepared by the architect engaged by Landlord for the work described herein (“Landlord’s Architect”), which includes interior partitions, ceilings, interior finishes, interior office doors, suite entrance, floor coverings, window coverings, lighting, electrical and telephone outlets, plumbing connections, heavy floor loads and other special requirements (“Preliminary Plan”), and (ii) an estimate, prepared by the contractor engaged by Landlord for the work herein (“Landlord’s Contractor”), of the cost for which Landlord will complete or cause to be completed the Tenant Improvements (“Preliminary Cost Estimate”). Tenant shall approve or disapprove the Preliminary Plan by signing and delivering same to Landlord within 3 business days of its receipt by Tenant. If Tenant disapproves any matter, Tenant shall specify in detail the reasons for disapproval and Landlord shall attempt to modify the Preliminary Plan to incorporate Tenant’s suggested revisions in a mutually satisfactory manner. Notwithstanding the foregoing, however, Tenant shall approve in all respects a Preliminary Plan not later than February 29, 2012 (“Plan Approval Date”), it being understood that Tenant’s failure to do so shall constitute a “Tenant Delay” for purposes of this Lease.

B.

On or before the Plan Approval Date, Tenant shall provide in writing to Landlord or Landlord’s Architect all specifications and information requested by Landlord for the preparation of final construction documents and costing, including without limitation Tenant’s final selection of wall and floor finishes, complete specifications and locations (including load and HVAC requirements) of Tenant’s equipment, and details of all other non-building standard improvements to be installed in the Premises (collectively, “Programming Information”). Tenant’s failure to provide the Programming Information by the Plan Approval Date shall constitute a Tenant Delay for purposes of this Lease . Tenant understands that final construction documents for the Tenant Improvements shall be predicated on the Programming Information, and accordingly that such information must be accurate and complete.

C.

Upon Tenant’s approval of the Preliminary Plan and Preliminary Cost Estimate and delivery of the complete Programming Information, Landlord’s Architect and engineers shall prepare and deliver to the parties working drawings and specifications (“Working Drawings and Specifications”), and Landlord’s Contractor shall prepare a final construction cost estimate (“Final Cost Estimate”) for the Tenant Improvements in conformity with the Working Drawings and Specifications. Tenant shall have 5 business days from the receipt thereof to approve or disapprove the Working Drawings and Specifications and the Final Cost Estimate, and any disapproval or requested modification shall be limited to items not contained in the approved Preliminary Plan or Preliminary Cost Estimate. Tenant shall also have the right to change the plans if it finds the costs do not meet the Landlord Contribution. Should Tenant disapprove the Working Drawings and Specifications and the Final Cost Estimate, such disapproval shall be accompanied by a detailed list of revisions. Any revision requested by Tenant and accepted by Landlord shall be incorporated by Landlord’s Architect into a revised set of Working Drawings and Specifications and Final Cost Estimate, and Tenant shall approve same in writing within 3 business days of receipt without further revision. Tenant’s failure to comply in a timely manner with any of the requirements of this paragraph shall constitute a Tenant Delay. Without limiting the rights of Landlord for Tenant Delays as set forth herein, in the event Tenant has not approved both the Working Drawings and Specifications and the Final Cost Estimate within 60 days following the date of this Lease, then Landlord may, at its option, elect to terminate this Lease by written notice to Tenant. In the event Landlord elects to effect such a termination, Tenant shall, within 10 days following demand by Landlord, pay to Landlord any costs incurred by Landlord in connection with the preparation or review of plans, construction estimates, price quotations, drawings or specifications under this Work Letter and for all costs incurred in the preparation and execution of this Lease, including any leasing commissions.

D.

It is understood that the Preliminary Plan and the Working Drawings and Specifications, together with any Changes thereto, shall be subject to the prior approval of Landlord. Landlord shall identify any disapproved items within 3 business days (or 2 business days

1

in the case of Changes) after receipt of the applicable document. Should Landlord approve work that would necessitate any ancillary Building modification or other expenditure by Landlord, then except to the extent of any remaining balance of the “Landlord Contribution” as described below, Tenant shall, in addition to its other obligations herein, fund the cost thereof to Landlord as follows: (i) 33% by June 1, 2012, (ii) 33% upon 50% of the completion of the Tenant Improvements and (iii) the remaining balance upon substantial completion of the Tenant Improvements. All payments shall be made to Landlord within 30 days upon receipt of invoices.

E.

Upon approval of the Working Drawings and Specifications, Landlord shall submit them to competitive bid as provided above. Each bidding contractor shall use the electrical, mechanical, plumbing and fire/life safety engineers and subcontractors designated by Landlord. All other subcontractors shall be subject to Landlord’s reasonable approval, and Landlord may require that one or more designated subtrades be union contractors. The lowest responsible bidder shall be selected as Landlord’s general contractor and the bid amount shall be deemed the “Final Cost Estimate” for purposes hereof.

F.

In the event that Tenant requests in writing a revision in the approved Working Drawings and Specifications (“Change”), then provided such Change is acceptable to Landlord, Landlord shall advise Tenant by written change order as soon as is practical of any increase in the Completion Cost and/or any Tenant Delay such Change would cause. Tenant shall approve or disapprove such change order in writing within 2 business days following its receipt from Landlord. It is understood that Landlord shall have no obligation to interrupt or modify the Tenant Improvement work pending Tenant’s approval of a change order.

G.

Notwithstanding any provision in the Lease to the contrary, if Tenant fails to comply with any of the time periods specified in this Work Letter, fails otherwise to approve or reasonably disapprove any submittal within 3 business days, fails to approve in writing the Preliminary Plan by the Plan Approval Date, fails to provide all of the Programming Information requested by Landlord by the Plan Approval Date, fails to approve in writing the Working Drawings and Specifications within the time provided herein, requests any Changes, fails to make timely payment of any sum due hereunder, furnishes inaccurate or erroneous specifications or other information, or otherwise delays in any manner the completion of the Tenant Improvements (including without limitation by specifying materials that are not readily available) or the issuance of an occupancy certificate (any of the foregoing being referred to in this Lease as “Tenant Delay”), then Tenant shall bear any resulting additional construction cost or other expenses, and the Commencement Date shall be deemed to have occurred for all purposes, including Tenant’s obligation to pay Rent, as of the date Landlord reasonably determines that it would have been able to deliver the Premises to Tenant but for the collective Tenant Delays. Should Landlord determine that the Commencement Date should be advanced in accordance with the foregoing, it shall so notify Tenant in writing. Landlord’s determination shall be conclusive unless Tenant notifies Landlord in writing, within 5 business days thereafter, of Tenant’s election to contest same by binding arbitration with the American Arbitration Association under its Arbitration Rules for the Real Estate Industry, and judgment on the arbitration award may be entered in any court having jurisdiction thereof. Pending the outcome of such arbitration proceedings, Tenant shall make timely payment of all rent due under this Lease based upon the Commencement Date set forth in the aforesaid notice from Landlord.

H.

Landlord shall permit Tenant and its agents to enter the Premises upon execution of the Lease by both parties in order that Tenant may perform any work to be performed by Tenant hereunder through its own contractors, subject to Landlord’s prior written approval, and in a manner and upon terms and conditions and at times satisfactory to Landlord’s representative. The foregoing license to enter the Premises prior to the Commencement Date is, however, conditioned upon Tenant’s contractors and their subcontractors and employees working in harmony and not interfering with the work being performed by Landlord. If at any time that entry shall cause disharmony or interfere with the work being performed by Landlord, this license may be withdrawn by Landlord upon 24 hours written notice to Tenant. That license is further conditioned upon the compliance by Tenant’s contractors with all requirements imposed by Landlord on third party contractors and subcontractors, including without limitation the maintenance by Tenant and its contractors and subcontractors of workers’ compensation and public liability and property damage insurance in amounts and with companies and on forms satisfactory to Landlord, with certificates of such insurance being furnished to Landlord prior to proceeding with any such entry. The entry shall be deemed to be under all of the provisions of the Lease except as to the covenants to pay Rent unless Tenant commences business activities within the Premises. Landlord shall not be liable in any way for any injury, loss or damage which may occur to any such work being performed by Tenant, the same being solely at Tenant’s risk. In no event shall the failure of Tenant’s contractors to complete any work in the Premises extend the Commencement Date.

I.	Tenant hereby designates Marion Fridman, Telephone No. (858) 436-7435, as its representative, agent and attorney-in-fact for the purpose of receiving notices, approving

2

submittals and issuing requests for Changes, and Landlord shall be entitled to rely upon authorizations and directives of such person(s) as if given directly by Tenant. Landlord shall also provide copies of any notices to Mike Scarpelli, CFO, at the address provided in Item 12 of the Basic Lease Provisions. Tenant may amend the designation of its construction representative(s) at any time upon delivery of written notice to Landlord.

II.	COST OF TENANT IMPROVEMENTS

A.

Landlord shall complete, or cause to be completed, the Tenant Improvements, at the construction cost shown in the Final Cost Estimate (subject to the provisions of this Work Letter), in accordance with final Working Drawings and Specifications approved by both Landlord and Tenant. Landlord shall pay towards the final construction costs (“Completion Cost”) as incurred a maximum of $4,727,150.00 (“Landlord Contribution”), based on $50.00 per rentable square foot of the Premises, and Tenant shall be fully responsible for the remainder (“Tenant Contribution”). Notwithstanding the foregoing, Tenant may utilize a portion of the Landlord Contribution not to exceed $472,715.00 toward the out-of-pocket expenses incurred by Tenant for relocating to the Premises, including furniture moving, data cabling costs and consulting costs (“Moving Allowance”). Tenant shall be reimbursed for such expenses by submitting copies of all supporting third-party invoices to Landlord within 120 days after the Commencement Date. Landlord shall reimburse Tenant in one installment within 30 days following receipt of all such invoices. If the actual cost of completion of the Tenant Improvements is less than the maximum amount provided for the Landlord Contribution, such savings shall inure to the benefit of Landlord and Tenant shall not be entitled to any credit or payment or to apply the savings toward additional work.

In addition to the Landlord Contribution, Landlord shall make available to Tenant an amount not to exceed $945,430.00 (“Additional Contribution”) for the Tenant Improvements hereunder to be utilized by Tenant not later than December 31, 2012 in connection with the initial Tenant Improvement work, which amount shall be amortized over the 96 month Lease Term at 8% per annum and repaid in monthly installments with the Basic Rent. Upon determination of the amount of the Additional Contribution, if any, Landlord shall memorialize same, together with the monthly repayment schedule, in writing and Tenant shall promptly acknowledge same.

B.

The Completion Cost shall include all direct costs of Landlord in completing the Tenant Improvements, including but not limited to the following: (i) payments made to architects, engineers, contractors, subcontractors and other third party consultants in the performance of the work, (ii) permit fees and other sums paid to governmental agencies, (iii) costs of all materials incorporated into the work or used in connection with the work (excluding any furniture, trade fixtures and personal property equipment relating to the Premises), and (iv) keying and signage costs. The Completion Cost shall also include an administrative/supervision fee to be paid to Landlord in the amount of 3% of the Landlord Contribution.

C.

Tenant shall pay to Landlord the amount of the Tenant Contribution set forth in the approved Final Cost Estimate as follows: (i) 33% by June 1, 2012, (ii) 33% upon 50% of the completion of the Tenant Improvements and (iii) the remaining balance upon substantial completion of the Tenant Improvements. All payments shall be made to Landlord within 30 days upon receipt of invoices. In addition, if the actual Completion Cost of the Tenant Improvements is greater than the Final Cost Estimate because of modifications or extras requested by Tenant and not reflected on the approved working drawings, or because of Tenant Delays, then to the extent it is in excess of any unused portion of the Landlord Contribution, Tenant shall pay to Landlord, within 30 days following submission of an invoice therefor, all such additional costs, including any additional architectural fee. If Tenant defaults in the payment of any sums due under this Work Letter, Landlord shall (in addition to all other remedies) have the same rights as in the case of Tenant’s failure to pay rent under the Lease.

III. LANDLORD WORK. Landlord, at Landlord’s sole cost and expense and not as a Completion Cost or Project Cost, shall demolish all existing improvements on the first, second and third floors of the Building, including the ceiling, and leave the floors in a “warm shell” condition, as shown on Exhibit X-1, attached hereto. Additionally, Landlord shall demolish any portion of the Common Area corridor on the first floor provided that exiting remains compliant in accordance with the City of San Diego building code.

3

Exhibit X-1

4810 Eastgate Mall

4

THE IRVINE COMPANY

Eastgate Technology Park
4830 Eastgate Mall Road
San Diego, CA 92121
Suite: 200

SPEC SUITE

Gensler

USF: 28,806 RSF: 33,037

A02.02.PP

5

6

EXHIBIT Y

PROJECT DESCRIPTION

4810 Eastgate Mall

Exhibit Y

1

EXHIBIT Z

TENANT IDENTIFICATION

SIGNAGE CRITERIA

Bridge Point
San Diego, California

4760 – 4790 & 4810 – 4840 Eastgate Mall

Tenant Identification
Signage Criteria

May 29, 2009

1

Bridge Point – Tenant Identification Signage Criteria	2

2

Bridge Point – Tenant Identification Signage Criteria	3

Sign Type A

Standard Project/Business

Identification Monument Signs

Location:	Near entrances to property (refer to location plan on page 2).

Sign Copy:	The sign will display project standard building address numerals and up to six (6) Business names. Symbols are not allowed.

Maximum Number:	There is one (1) Primary Project Monument sign and two (2) Secondary Project Entry Monuments.

Maximum Size:	Business identification signs must be contained with changeable panel(s), centered horizontally and vertically, as specified by Landlord. See Page 4.

Type Face:	Project Standard font Frutiger 75 Black. All copy to consist of capital letters only.

Method of Illumination:	Business name panels are internally illuminated. Copy shall be white translucent push-thru acrylic letters per layout standards.

05.29.09

3

Bridge Point – Tenant Identification Signage Criteria	4

Sign Type A

Standard Project/Business Identification Monument Signs

14'-0"
83 1/4" TENANT PANEL WIDTH
76 1/4" MAX. GRAPHIC AREA
BRIDGE POINT
4760-4850
TENANT NAME
TENANT NAME
TENANT NAME
TENANT NAME
TENANT NAME
TENANT NAME
10'-6"+/-
14 1/2"
7"
32" AT MIDPOINT
INTERNALLY ILLUMINATED SIGN CABINET PAINTED TO MATCH ICI 508 - "CALVARY BROWN"
1" THK PUSH-THRU WHITE ACRYLIC LETTERS
CHANGEABLE 1" THK INTERNALLY ILLUMINATED TENANT PANEL PAINTED TO MATCH ICI 508 - "CALVARY BROWN" WITH 3/4" THK PUSH-THRU WHITE ACRYLIC LETTERS
CONCRETE SIGN BASE WITH INTEGRATED COLOR SOLOMAN "CHARCOAL"
24"

ELEVATION – PRIMARY PROJECT MONUMENT - SIGN A

1/4" = 1'-0"

SIDE VIEW

1/4" = 1'-0"

12'-0"
71 1/4" TENANT PANEL WIDTH
65 1/4" MAX. GRAPHIC AREA
BRIDGE POINT
4760-4790
TENANT NAME
TENANT NAME
TENANT NAME
TENANT NAME
37 1/2"
12 1/2"
94 1/2"
6 1/4"
27" AT MIDPOINT
INTERNALLY ILLUMINATED SIGN CABINET PAINTED TO MATCH ICI 508 - "CALVARY BROWN"
1" THK PUSH-THRU WHITE ACRYLIC LETTERS
CHANGEABLE 1" THK INTERNALLY ILLUMINATED TENANT PANEL PAINTED TO MATCH ICI 508 - "CALVARY BROWN" WITH 3/4" THK PUSH-THRU WHITE ACRYLIC LETTERS
CONCRETE SIGN BASE WITH INTEGRATED COLOR SOLOMAN "CHARCOAL"
20"

ELEVATION – PROJECT ENTRY MONUMENT - SIGN A1

1/4" = 1'-0"

SIDE VIEW

1/4" = 1'-0"

DRAWING IS APPROXIMATE

05.29.09

4

Bridge Point – Tenant Identification Signage Criteria	5

Sign Type B

Primary Business Identification Parapet Signs

Buildings 4760 – 4790

Location:	At the parapet level of the building on designated elevations (refer to location plan on page 2).

Sign Copy:

Limited to the name of business only. Subtitles and other copy are not allowed. Copy/symbol may be displayed on a single line or two lines. Acceptable formats include:

1. Logotype only

2. Logotype and symbol

3. Symbol only

Maximum Number:	One (1) primary business identification sign is permitted per building elevation, one (1) per building corner, and a maximum of two (2) per building.

Maximum Size:	Signs are to be Justified to outside edge of first window jamb edge of major building face. Maximum sign height is 36 inches. Maximum symbol and letter height is 36 inches. Maximum symbol area is 18 square feet. Maximum copy area is 100 square feet. Maximum sign length is 20 times letter height. Refer to Page 6 for details.

Type Face:	Project standard typeface (Frutiger 75 Black) or Business corporate logotype subject to Landlord’s approval.

Color:	Business Corporate Color(s) subject to Landlord’s approval, or Project standard color: Day/Night Acrylic.

Sign Materials:	Business name shall consist of individual metal fabricated reverse-channel letters. Exposed raceways or sign hangers are not allowed. Minimum letter thickness is 4 inches. No continuous cabinet sign forms are permitted unless cabinets encapsulating corporate symbols subject to Landlord’s approval.

Method of Illumination:	Non-illuminated individual letters or individual letters with internal illumination using project standard warm white glass tube neon – 3500K triphosper or equivalent LED lamps. Exposed neon is not allowed.

05.29.09

5

Bridge Point – Tenant Identification Signage Criteria	6

Sign Type B

Primary Business Identification Parapet Signs

Buildings 4760 – 4790

MAX. SIGN LENGTH IS 20X SIGN HEIGHT
ALIGN
36 INCH MAXIMUM SIGN HEIGHT
36 INCH MAXIMUM SYMBOL AND LETTER HEIGHT
EQ.
36" MAX.
EQ.
13"
8'-0"

TYPICAL PARTIAL BUILDING ELEVATION – BLDGS. 4760 THRU 4790

1/8" = 1'-0"

DRAWING IS APPROXIMATE

05.29.09

6

Bridge Point – Tenant Identification Signage Criteria	7

Sign Type B

Primary Business Identification Parapet Signs

Buildings 4810 & 4830

Location:	At the parapet level of the building on designated elevations (refer to location plan on page 2).

Sign Copy:

Limited to the name of business only. Subtitles and other copy are not allowed. Copy/ symbol may be displayed on a single line or two lines. Acceptable formats include:

1. Logotype only

2 Logotype and symbol

3. Symbol only

Maximum Number:	one (1) primary business identification sign is permitted per building elevation, one (1) per building corner, and a maximum of two (2) per building.

Maximum Size:	Signs are to be justified to outside edge of first window jamb edge of major building face. Maximum sign height is 24 inches. Maximum symbol and letter height is 24 inches. Maximum symbol area is 18 square feet. Maximum copy area is 75 square feet. Maximum sign length is 20 times letter height. Refer to Page 8 for details.

Type Face:	Project standard typeface (Frutiger 75 Black) or Business corporate logotype subject to Landlord’s approval.

Color:	Business Corporate Color(s) subject to Landlord’s approval, or Project standard color: Day/Night Acrylic

Sign Materials:	Business name shall consist of individual metal fabricated reverse-channel letters. Exposed raceways or sign hangers are not allowed. Minimum letter thickness is 4 inches. No continuous cabinet sign forms are permitted unless cabinets encapsulating corporate symbols subject to Landlord’s approval.

Method of Illumination:	Non-illuminated individual letters or individual letters with internal illumination using project standard warm white glass tube neon – 3500K triphosper or equivalent LED lamps. Exposed neon is not allowed.

05.29.09

7

Bridge Point – Tenant Identification Signage Criteria	8

Sign Type B

Primary Business Identification Parapet Signs

Buildings 4810 & 4830

MAX. SIGN LENGTH IS 20X SIGN HEIGHT
ALIGN
EQ.
24" MAX.
3'-8"
EQ.
24 INCH MAXIMUM SIGN HEIGHT
24 INCH MAXIMUM SYMBOL AND LETTER HEIGHT

TYPICAL PARTIAL BUILDING ELEVATION – BLDGS. 4810 & 4830

1/8" = 1'-0"

DRAWING IS APPROXIMATE

05.29.09

8

Bridge Point – Tenant Identification Signage Criteria	9

Sign Type B

Primary Business Identification Parapet Signs

Buildings 4820 & 4840

Location:	At the parapet level of the building on designated elevations (refer to location plan on page 2).

Sign Copy:

Limited to the name of business only. Subtitles and other copy are not allowed. Copy/symbol may be displayed on a single line or two lines. Acceptable formats include:

1. Logotype only

2. Logotype and symbol

3. Symbol only

Maximum Number:	One (1) primary business identification sign is permitted per building elevation, one (l) per building corner, and a maximum of two (2) per building.

Maximum Size:

Signs are to be justified to outside edge of first window jamb edge of major building face. Maximum sign height is 24 inches. Maximum symbol and letter height is 24 inches. Maximum symbol area is 18 square feet. Maximum copy area is 75 square feet. Maximum sign length is 20 times letter height. Refer to Page 10 for details.

Type Face:	Project standard typeface (Frutiger 75 Black) or Business corporate logotype subject to Landlord’s approval.

Color:	Business Corporate Color(s) subject to Landlord’s approval or Project standard color: Day/Night Acrylic

Sign Materials:

Business name shall consist of individual metal fabricated reverse-channel letters. Exposed raceways or sign hangers are not allowed. Minimum letter thickness is 4 inches. No continuous cabinet sign forms are permitted unless cabinets encapsulating corporate symbols subject to Landlord’s approval.

Method of Illumination:

Non-illuminated individual letters or individual letters with internal illumination using project standard warm white glass tube neon – 3500K triphosper or equivalent LED lamps. Exposed neon is not allowed.

05.29.09

9

Bridge Point – Tenant Identification Signage Criteria	10

Sign Type B

Primary Business Identification Parapet Signs

Buildings 4820 & 4840

MAX. SIGN LENGTH IS 20X SIGN HEIGHT
ALIGN
EQ.
24" MAX.
3'-8"
EQ.
24 INCH MAXIMUM SIGN HEIGHT
24 INCH MAXIMUM SYMBOL AND LETTER HEIGHT

TYPICAL PARTIAL BUILDING ELEVATION – BLDGS. 4820 & 4840

1/8" = 1'-0"

DRAWING IS APPROXIMATE

05.29.09

10

Bridge Point – Tenant Identification Signage Criteria	11

Sign Type C

Secondary Business Identification Eyebrow Signs

Buildings 4760 – 4790

Location:	At the eyebrow level of the building on designated, elevations (refer to location plan on page 2).

Sign Copy:	Limited to the name of business only. Subtitles and other copy are not allowed. Copy/symbols to be on single line. Acceptable formats include: 1. Logotype only 2. Logotype and symbol 3. Symbol only

Maximum Number:	Two (2) secondary business identification signs are permitted per building elevation (one (1) per end elevation), with a maximum of four (4) per building.

Maximum Size:	Signs are to be centered on designated fascias above primary building entry. Maximum sign height is 24 inches. Maximum symbol and letter height is 24 inches. Maximum symbol area is 13.5 square feet. Maximum copy area is 56 square feet. Maximum sign length is 15 times letter height. Refer to Page 12 for details.

Type Face:	Project standard typeface (Frutiger 75 Black) or Business corporate logotype subject to Landlord’s approval.

Color:	Business Corporate Color(s) subject to Landlord’s approval or Project standard color: Day/Night Acrylic

Sign Materials:	Business name shall consist of individual metal fabricated reverse-channel letters. Exposed raceways or sign hangers are not allowed. Minimum letter thickness is 4 inches. No continuous cabinet sign forms are permitted unless cabinets encapsulating corporate symbols, subject to Landlord’s approval.

Method of Illumination:	Non-illuminated individual letters or individual letters with internal illumination using project standard warm white glass tube neon – 3500K triphosper or equivalent LED lamps. Exposed neon is not allowed.

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Bridge Point – Tenant Identification Signage Criteria	12

Sign Type C

Secondary Business Identification Eyebrow Signs

Buildings 4760 – 4790

MAX. SIGN LENGTH IS 15X SIGN HEIGHT
ALIGN
EQ.
24" MAX.
EQ.
+/- 8'-0"
24 INCH MAXIMUM SIGN HEIGHT
24 INCH MAXIMUM SYMBOL AND LETTER HEIGHT

TYPICAL PARTIAL ELEVATION – BLDGS. 4760 THRU 4790

1/8" = 1'-0"

DRAWING IS APPROXIMATE

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Bridge Point – Tenant Identification Signage Criteria	13

Sign Type C
Shipping/Receiving Directional

Designated businesses may install on site shipping & receiving directional signs at locations as determined by Landlord. All signs shall conform to the project standards as shown below. One sign shall be allowed per business.

20"
4'-0"
TENANT NAME
SHIPPING &
RECEIVING
1
2
3
6"
4 1/4"
6"
ST-17 ELEVATION
SCALE: 3/4" = 1'-0"
SIDE VIEW
SCALE: 3/4" = 1'-0"
DRAWING IS APPROXIMATE

DESIGN NOTES:

1. 4 1/4" DEEP .125 THICK ALUMINUM FABRICATED CABINET WITH 4" X 2" INTERNAL RECTANGULAR TUBE FRAMING TO EXTEND DOWN 1'-6" FOR FOOTING. ALL SURFACES TO HAVE ACRYLIC POLYURETHANE PAINT FINISH. COLOR ICI 508 "CAVALRY BROWN".
2. HP REFLECTIVE WHITE VINYL GRAPHICS. FONT: FRUTIGER 65 BOLD, ALL CAPTIAL LETTERS.
3. SMOOTH FINISH CONCRETE CONTINUOUS MOW STRIP MIN. 6" ON ALL SIDES. REQUIRED ONLY WHEN SIGNS ARE LOCATED IN TURF OR PLANTED AREAS.

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Bridge Point – Tenant Identification Signage Criteria	14

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